POST QUALIFICATION AMENDMENT

This is a post-qualification amendment to an offering statement on Form 1-A filed by Mythic Collection, LLC (the “Company”). The offering statement was originally filed by the Company on July 31, 2019 and has been amended by the Company on multiple occasions since that date. The offering statement was initially qualified by the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 2019.

Different Series of the Company have already been offered or have been qualified but not yet launched as of the date hereof, by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional Series of the Company and to amend, update and/or replace certain information contained in the Offering Circular, including information with respect to certain Series previously qualified but not yet launched. The Series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional Series being added to the offering statement by means of this post-qualification amendment, are outlined in the Master Series Table contained in the section titled “The Interest in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 4 amends the Offering Circular of Mythic Collection LLC, dated July 31, 2019, as qualified on August 5, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 4

SUBJECT TO COMPLETION; DATED June 29, 2020

Securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

MYTHIC COLLECTION, LLC

16 LAGOON CT, SAN RAFAEL, CA 94903

(415-335-6370) Telephone Number

www.mythicmarkets.com

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			Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer	Proceeds to Other Persons

Series MTG-ABL90	Per Unit (2)	$45.00		$45.00
	Total Minimum	$56,250.00		$56,250.00
	Total Maximum	$90,000.00		$90,000.00

Series MTG-94BOX	Per Unit (2)	$27.50	$0.77	$26.73
	Total Minimum	$34,375.00	$ 1,336.88	$33,038.12
	Total Maximum	$55,000.00	$ 1,539.00	$53,461.00

Series ART-GGMTG	Per Unit (2)	$71.50	$1.20	$70.30
	Total Minimum	$143,000.00	$2,401.40	$140,598.60
	Total Maximum	$143,000.00	$2,401.40	$140,598.60

Series COM-AF157	Per Unit (2)	$46.00	$0.95	$45.05
	Total Minimum	$55,000.00	$1,539.00	$53,461.00
	Total Maximum	$92,000.00	$1,901.60	$90,098.40

Series ART - BHERO	Per Unit (2)	$4 2 .00	$ 1 . 41	$4 0 . 59
	Total Minimum	$42,000.00	$ 1,411.60	$ 40,588.40
	Total Maximum	$42,000.00	$ 1,411.60	$ 40,588.40

Series COM-FF160	Per Unit (2)	$ 32 .00	$ 1 . 31	$ 30 . 69
	Total Minimum	$ 32 ,000.00	$ 1,313.60	$30,686.40
	Total Maximum	$ 32 ,000.00	$ 1,313.60	$30,686.40

(1) North Capital Private Securities Corporation, or the “Broker”, will be acting as our executing broker in connection with each offering. The fees paid to the Broker consist of three parts, which will be referred to as the “Initial Fee”, the “Series Fee”, and “Secondary Series Fee”, together, the “Brokerage Fees”. The Initial Fee consists of a 1% commission paid on gross proceeds raised through all series offerings. The Series Fee consists of a 7.5% commission on gross proceeds in this offering for all series until the Broker has received $10,000 in fees. The Series Fee is paid by our manager without reimbursement by the company. Following receipt of the Series Fee by the Broker, the Broker will then receive a Secondary Series Fee consisting of a 7.5% commission on the gross proceeds for each series until the Broker has received up to $1,000. The Brokerage fee indicated in the table is based on our manager purchasing 2% of the interests of each series. We intend to distribute each series of our interests principally through the Mythic Markets Platform. See “Plan of Distribution and Subscription Procedure.”

(2) Assuming the maximum amount of applicable Offering is sold.

Mythic Collection, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “Mythic Collection” or the “Company”) is offering, on a best efforts basis, membership interests of each of the following series of the Company, highlighted in blue or yellow in the “Interests in Series Covered by this Amendment” section. The sale of membership interests is being facilitated by the Broker, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests will occur.

It is anticipated that Interests will be offered and sold only in states where the Broker is registered as a broker-dealer. For the avoidance of doubt, the Broker does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

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All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.” See “Description of the Interests Offered” on below for additional information regarding the Interests.

The Company is managed by Mythic Markets, Inc., a Delaware corporation (the “Manager”). Mythic Markets will also serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with a Shared Services and Management Agreement that it expects to enter into with the Manager (the “Management Agreement”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible assets for the benefit of the investors. The Series assets referenced in the Interests in Series Covered by this Amendment section may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.” Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as a “Seller” or the “Asset Seller”. See “Description of the Business” for additional information regarding the Asset Class.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series. However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s collection of Underlying Assets at the Membership Experience Programs.

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.” There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted. If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion, such date not to exceed the date which is 18 months from the date the Offering Circular or amendment thereto, as applicable, is qualified by the SEC.

No securities are being offered by existing security-holders.

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A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”. The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE RELATED TO CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

An investment in the Interests involves a high degree of risk. See “Risk Factors” on Page 9 for a description of some of the risks that should be considered before investing in the Interests.

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MYTHIC COLLECTION, LLC

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company and the Mythic Markets Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward- looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Mythic Markets Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward- looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Interests in series covered by this amendment

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds – All Series” section for each individual Series for further details.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller”.

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Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Actual Offering Size	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
MTGABL90 / Series Alpha Black Lotus	8/5/2019	Alpha Black Lotus	$45.00	$56,250.00	$90,000.00	Upfront Purchase	8/19/2019	11/1/2019	Closed	$90,000	2,000		* Manager acquired the Underlying Asset for $51,000 on 10/15/2018 * The Company entered into a Purchase and Sale Agreement to acquire the Underlying Asset from the Manager for $79,000
MTG94BOX / Series 1994 Booster Boxes		Antiquities, Revised, Legends, The Dark, and Fallen Empires Booster boxes	$27.50	$34,375.00	$55,000.00	Upfront Purchase	Q2 2020	Q2 2020	Upcoming		2,000		* Manager acquired the Underlying Asset for $61,000 on 6/17/2019 * The Company entered into a Purchase and Sale Agreement to acquire the Underlying Asset from the Manager for $47,850
ARTGGMTG / Alpha Giant Growth Art		Alpha Giant Growth Art	$71.50	$143,000.00	$143,000.00	Upfront Purchase	Q4 2020	Q4 2020	Upcoming		2,000		* The Company entered into a Purchase and Sale Agreement to acquire the Underlying Asset from a Third Party Seller for $130,000
COMAF157 / Amazing Fantasy #15		1962 Amazing Fantasy #15 CGC FN/VF 7.0	$46.00	$55,000.00	$92,000.00	Upfront Purchase	Q3 2020	Q3 2020	Upcoming		2,000		* Manager acquired the Underlying Asset for $110,000 on 3/20/2020 * The Company entered into a Purchase and Sale Agreement to acquire the Underlying Asset from the Manager for $103,500
ARTBHERO / Alpha Benalish Hero Art		Magic: The Gathering Alpha Benalish Hero Art	$ 42 .00	$ 42,000 .00	$ 42,000.00	Upfront Purchase	Q 4 2020	Q 4 2020	Upcoming		1,000

* Manager entered into a Purchase and Sale Agreement to acquire the Underlying Asset from a Third Party Seller for $39,000

* The Company entered into a Purchase and Sale Agreement to acquire the Underlying Asset from the Manager for $39,000

COM F F 160 / Fantastic Four #1		1961 Fantastic Four #1 CGC FN 6.0	$ 32 .00	$ 32 ,000.00	$ 3 2,000.00	Upfront Purchase	Q 3 2020	Q 3 2020	Upcoming		1,000		* Manager acquired the Underlying Asset for $ 29 ,000 on 6 / 1 0/2020 * The Company entered into a Purchase and Sale Agreement to acquire the Underlying Asset from the Manager for $ 29 , 0 00

Note: Upcoming or Hold Status represents Series for which no Closing of an Offering has occurred and therefore these values represent expected values.

(1) If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2) Interests sold in a Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests. All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is Mythic Collection, LLC, a Delaware series limited liability company formed January 30, 2019.

Underlying Asset and Offering Price Per Interest:

The Company’s core business is the identification, acquisition, marketing and management of vintage comic books, collectible cards and fantasy art, the collectible Assets, collectively as the Underlying Assets of the Company.

It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus cash reserves for storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering Price per Interest for each Series is detailed in the Master Series Table.

Securities offered:

Investors will acquire membership interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities. It is intended that owners of Interest in a Series will only have an interest in assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of Interests in Series MTG-ABL90 will only have an interest in the assets, liabilities, profits and losses pertaining to the Series Alpha Black Lotus and its related operations. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Series Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:

Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”. Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the Broker is registered.

Manager:

Mythic Markets, Inc., a Delaware corporation, is the manager of the Company and the Series. Mythic Markets, Inc. also owns and operates a web-based (desktop & mobile) investment platform called Mythic Markets (the Mythic Markets platform and any successor platform used by the Company for the offer and sale of interests, the “Mythic Markets Platform”) through which the Series Interests and other series interests are sold. The Manager will, together with its affiliates, own a minimum of 2% of the Series Interests upon the Closing of each Offering. However, the Manager may sell some or all of the Interests acquired pursuant to this Offering Statement from time to time after the Closing of an Offering.

Advisory Board:

The Manager intends to assemble an expert network of advisors with experience in relevant industries (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing vintage comic books, collectible cards and fantasy art pieces.

Broker:	The Company has engaged the services of North Capital Private Securities Corporation to act as broker. See “Plan of Distribution and Subscription Procedure”

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Minimum and Maximum Interest purchase:

The minimum subscription by an Investor is one (1) Interest in the Series and the maximum subscription by any Investor (other than the Manager) is for Interests representing 25% of the total Interests in the Series, although such maximum thresholds may be waived by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager. The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion. The purchase price, the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:

The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series in the Master Series Table.

The Manager and/or its affiliates must own a minimum of 2% of Interests of each Series at the Closing of its applicable Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion.

Escrow Agent:	North Capital Private Securities Corporation.

Escrow:

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest bearing escrow account with the Escrow Agent and will not be commingled with the operating account of the Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager and the Broker that an Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering Period:

There will be a separate closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted. If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case, where the Company enters into a purchase options agreement, an Offering may never be launched, or a Closing may not occur, in the case the Company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

Additional Investors:	The Asset Seller may purchase a portion of the Interests in each Series or may be offered Interests of such Series as a portion of the purchase price for such Underlying Asset.

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Use of Proceeds:

The proceeds received by the Series from an Offering will be applied in the following order of priority of payment:

(i) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

The Company acquires Underlying Assets through the following methods:

1.Upfront purchase - the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the offering related to the Series

2.Purchase agreement - the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which acquisition may become effective prior to the closing of the offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the closing

3.Purchase option agreement - the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Master Series Table.

(ii) Offering Expenses: In general these costs include actual legal, accounting, escrow, underwriting, filing and compliance costs incurred by the Company in connection with the offering of a Series of Interests (and exclude ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage (if the Company enlists the services of a broker-dealer), escrow, underwriters, printing and accounting firms, as the case may be.

(iii) Acquisition Expenses: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager, a director, an officer or a third person for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans to affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code) and other loans and options accrue as described herein.

(iv) Sourcing Fee to the Manager: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, which fee is up to five percent (5%) of the purchase price of the applicable Underlying Asset, as detailed in Master Series Table for each Series.

The Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See “Use of Proceeds – All Series” and “Plan of Distribution and Subscription Procedure - Fees and Expenses” sections for further details.

1 http://www.polygon.com/2019/3/5/18251623/magic-the-gathering-black-lotus-auction-price

2 http://icv2.com/articles/news/view/42632/rare-m-tg-alpha-black-lotus-nearly-doubles-price-last-ebay-auction

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Operating Expenses:	“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”) including:

	·	costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

·

costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

	·	any indemnification payments; and

·

any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Fan Club Experiences (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Series Manager).

·

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. Operating Expenses incurred post-Closing shall be the responsibility of the Series. However, if the Operating Expenses exceed the amount of revenues generated from the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

·

We do not anticipate that the Series will generate any revenues in 2019 and expect the Series to either incur Operating Expenses Reimbursement Obligations or that the Manager pays such Operating Expenses incurred and will not seek reimbursement. See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of Interests:

A further issuance of Interests of the Series may be made in the event the Operating Expenses exceed the income generated from the Underlying Asset and any cash reserves and the Company does not take out sufficient amounts under the Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, nor does the Manager pay such amounts and does not seek reimbursement.

Series Manager:	Mythic Markets, Inc. will serve as the Series Manager responsible for managing each Series’ Underlying Asset (the “Series Manager”) as described in the Series Operating Agreement for each Series.
Platform:

Mythic Markets owns and operates a desktop and mobile web-based platform called Mythic Markets (the Mythic Markets platform and any successor platform used by the Company for the offer and sale of Interests (facilitated through the Broker), the “Mythic Markets Platform” or the “Platform”) through which the Interests are sold.

Free Cash Flow:

Free Cash Flow for a particular Series equals its net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the Underlying Asset; provided that Free Cash Flow does not include proceeds from a sale of an Underlying Asset.

The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

There is currently no public trading market for our Interests, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests. Therefore, our only liquidity event, until such time, is the distribution of Free Cash Flow, once we commence generating revenues, if any.

Management Fee:

As compensation for the services provided by the Series Manager under the Series Agreement for each Series, the Series Manager will be paid a semi-annual fee equal to 50% of any Free Cash Flow generated by a particular Series. The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below. For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

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Distribution Rights:

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Members of a Series of Interests. Any Free Cash Flow generated by a Series of Interests from the utilization of the Underlying Asset shall be applied by that Series of Interests in the following order of priority:

	·	repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

	·	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

·

thereafter, no less than 50% (net of corporate income taxes applicable to that Series of Interests) by way of distribution to the Interest Holders of that Series of Interests, which may include the Asset Sellers (as defined below) of its Underlying Asset or the Manager or any of its affiliates, and;

	·	up to 50% to the Series Manager in payment of the Management Fee for that Series.

After tax proceeds from the sale of any underlying Asset shall be distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation and accrued Management Fees), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Liquidation Rights

As further described below, a Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the Series no longer has any members.

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets, including any Underlying Assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation and accrued Management Fees), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Timing of Distributions:

The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of each Series. The Manager may change the timing of potential distributions to a Series in its sole discretion. It is expected that distributions will not happen until 2021 when the Company launches its Fan Club Experiences.

Fiduciary Duties:

The Manager may not be liable to the Company, any series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:

None of the Indemnified Parties, Manager, or its affiliates, Mythic Markets, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company or any series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series, or any Members for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series of Interests that has not been determined in a final, non- appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series of Interests or a specific Underlying Asset, the costs of meeting any indemnification will be allocated pro rata across each of Series of Interests based on the value of each Underlying Asset.

Transfers:

The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) there being more than 2,000 beneficial owners in the Series or more than 500 beneficial owners that are not “accredited investors”, (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or the Series, or (e) the Company, the Series of Interests or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:

To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

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By purchasing Interests, Subscribers are bound by the dispute resolution provisions contained in our Operating Agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis. The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Mythic Markets Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

The COVID-19 outbreak may have a material adverse impact on our results of operations.

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing and “shelter-in-place” orders. The impacts of the outbreak are unknown and rapidly evolving. The COVID-19 outbreak, or public perception of the outbreak, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities to announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

An investment in an Offering constitutes only an investment in that Series and not in the Company or the Underlying Asset.

An Investor in an Offering will acquire an ownership interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Series Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”. The Manager and the Series Manager thus retain significant control over the management of the Company and the Underlying Assets. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series of Interest. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an underlying Series Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Series Manager will receive a fee in respect of its management of the Series Asset.

Our independent auditor’s report contains an emphasis-of-matter paragraph regarding substantial doubt about our ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There is currently no public trading market for our securities.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained. If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

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There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests. There may be significant state “Blue Sky” law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate offering price of a particular offering. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

Lack of operating history.

The Company and each Series of Interests were recently formed and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series of Interests will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series of Interests or future proposed Series of Interests. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Underlying Assets).

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners. This could result in an inability of the Manager to operate the Underlying Asset profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, discounts on collectibles insurance and the ability to monetize Underlying Assets through collectible museums or other Fan Club Experiences, as described below, that would require the Company to own a substantial number of Underlying Assets).

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The Company does not expect to generate revenues or launch Fan Club Experiences until 2021.

Investors should be advised and aware that the Company does not expect to generate revenue until 2021 when it intends to launch its Fan Club Experiences. It is expected that the Fan Club Experiences will not happen until such time because it will be at that time that the Company will have enough Series with Underlying Assets in order to justify the launch of such experiences. The Company has not entered into any agreements to launch such events. To this end, investors should look to invest for the long term and for the time being, look to the increase in value of the Underlying Asset of their Series in order to realize any appreciation or increase in value in the value of the securities. However, for this reason, investors should look to the investment as highly speculative, risky and as a long-term investment.

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of an Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making such Offering and acquiring the Underlying Asset). If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

The Company may not launch enough Series or have enough Underlying Assets to realize economies of scale.

It is the intention of the Company to launch approximately 10 to 15 additional offerings in the next twelve months. It is the hope that through the scale of offerings, the Company may reduce Operating Expenses for each Series through economies of scale. However, it is possible, and very likely, that the Company may not be able to launch as many offerings as it intends and thus, will not be able to realize reduced Operating Expenses per Series through economies of scale.

We are reliant on the Manager and its personnel. Our business and operations could be adversely affected if the Manager loses key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Series Manager to source, acquire and manage the Underlying Assets and for the Manager to maintain the Platform. As the Series Manager has only been in existence since July 2018 and is an early-stage startup company, it has no significant operating history within the vintage comic book, collectible card and fantasy art sector, which evidences its ability to source, acquire, manage and utilize the Underlying Assets.

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In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Series Manager and their respective teams, the Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager or the Series Manager. The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and also that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are shipped at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Fan Club Experiences to generate distributions for Investors. It is not expected to launch Fan Club Experiences until 2021.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues different Series of Interests for each Underlying Asset. Each Series of Interests will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18- 215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them. Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by the Series to the Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

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We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks. If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Mythic Markets Platform through which potential Investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Mythic Markets Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Mythic Markets Platform, the Company, the Manager or the Company’s service providers could be breached. Any accidental or willful security breaches or other unauthorized access to the Mythic Markets Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Mythic Markets Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Mythic Markets Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Mythic Markets Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the Mythic Markets Platform and the Company could lose Investors and the Asset Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Fan Club Experiences.

System limitations or failures could harm our business and may cause the Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or trading periods, through the Platform, resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Manager has and may in future take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

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Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset. Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors by selling its own Interests. However, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

Mythic Markets provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of Mythic Markets’ products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology. We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights. There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties. Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action. If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

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Use of broker to facilitate liquidity

The Manager may arrange for some of the Interests it holds in a specific Series of Interests to be sold by a broker pursuant to a “10b5-1 trading plan”. There is a risk that this may result in too many interests being available for resale and the price of the relevant Series of Interests decreasing as supply outweighs demand.

Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business.

Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of our manager, which serves as the asset manager and in which we rely to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of our manager who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlaying assets. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying assets.

Risks relating to each Offering

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Series Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Series Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Series Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Series Manager may be forced to liquidate and wind up each Series of Interests or rescind an Offering for any Series or an offering for any other Series of Interests.

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Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks specific to the Industry and the Asset Class

The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for art and collectibles, and unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, may cause a disruption in the art and collectibles industry.

The art and collectibles industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase art and collectibles in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the art and collectibles industry, which is likely to impact the value of the underlying assets, and consequently the value of the interests.

The COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on our Platform for an average of five to ten years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and the availability of desirable Underlying Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Fan Club Experiences to generate distributions for Investors. Further, Fan Club Experiences are not expected to launch until 2021.

Lack of Diversification.

It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus potential cash reserves for storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only vintage comic books, collectible cards and fantasy art pieces) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Furthermore, as vintage comic books, collectible cards and fantasy art are a collectible item, the value of such collectible assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class. In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

The vintage comic book, collectible card and fantasy art market has been subject to volatility in demand in recent periods, particularly around certain categories of assets and Investor tastes (ex. Marvel Cinematic Universe characters). Demand for high value vintage comic books, collectible cards and fantasy art pieces depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the vintage comic book, collectible card and fantasy art enthusiast community resulting in changes of which vintage comic book, collectible card and fantasy art brands and genres are most sought after. Demand for vintage comic books, collectible cards and fantasy art may also be affected by factors directly impacting vintage comic book, collectible card and fantasy art prices or the cost of purchasing and operating these assets, such as the availability and cost of financing, insurance, storage, transport, and other taxes, including taxes on collectible goods, resulting in limitations to the use of vintage comic books, collectible cards and fantasy art, or collectible goods more generally.

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Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Fan Club Experiences to generate distributions for Investors which is not expected until at least 2021. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting museum and trade show exhibits with the collection of Underlying Assets). These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

rely on data from past auction sales data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information. As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in the “Description of the Business” section, the Asset Class is difficult to value and it is hoped the Mythic Markets Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means. Until the Mythic Markets Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results and previous sales history). Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets. The Manager sources data from reputable valuation providers in the industry, including but not limited to the Overstreet Comic Book Price Guide, Heritage Auctions, Beckett Grading Services, Certified Guaranty Company, and others; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain.

Risks relating to the Underlying Asset

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Mythic Markets Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their condition.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display. There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s reasonable control when in storage or on display. There is also a possibility that the Underlying Asset could be lost or damaged at Fan Club Experiences. Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests. Further, when the Underlying Asset has been purchased, it will be necessary to transport it to the Manager’s preferred storage location or as required to participate in Fan Club Experiences. An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests. In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

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In addition, at a future date, the Manager may decide to expand the Fan Club Experiences to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets, for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models. The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Competition in the vintage comic book, collectible card and fantasy art industry from other business models.

There is potentially significant competition for the Underlying Assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as vintage comic book, collectible card and fantasy art dealers and auction houses continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular vintage comic book, collectible card and fantasy art-focused TV and online shows, including Comic Book Men, Geek & Sundry, OpenBoosters and ChannelFireball.

This competition may impact the liquidity of the Interests, as it is dependent on the Company acquiring attractive and desirable Underlying Assets to ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art and collectible cars, who may decide to enter the vintage comic book, collectible card and fantasy art market as well.

Potentially high storage, maintenance and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities and insurance coverage. The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets. It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to the Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” section for further details of the impact of these costs on returns to Investors.

Insurance may not cover all losses.

Insurance of the Underlying Asset may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the Company’s economic position with respect to any affected Underlying Assets. Furthermore, the Series of Interests related to such affected Underlying Assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected Underlying Assets and, consequently, the Series of Interests that relate to such Underlying Assets.

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Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks. Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Underlying Asset. This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability to make distributions.

Dependence on the brand of the publisher of Underlying Assets.

The Underlying Assets will comprise vintage comic books, collectible cards and fantasy art from a very wide variety of publishers, many of which are still in operation today. The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that publishers are producing today. In addition, the publishers’ business practices may result in the image and value of the Underlying Assets produced by certain publishers being damaged. This in turn may have a negative impact on the Underlying Assets made by such publishers and in particular, the value of the Underlying Assets and consequently, the value of the Series of Interests that relate to such Underlying Assets.

Dependence of an Underlying Asset on prior user or association.

The value of an Underlying Asset may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person or group loses public affection, then this may adversely impact the value of the Underlying Asset and therefore, the Series of Interests that relate to such Underlying Asset.

Title, authenticity, or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen vintage comic books, collectible cards and fantasy art), or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests. The Company may not have complete ownership history for an Underlying Asset. In the event of an authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series of Interests that relate to the Underlying Asset may be diminished.

Forced sale of the Underlying Asset.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset. In addition there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale. In such circumstances, the capital proceeds from any Underlying Asset, and therefore, the return available to Investors of the applicable Series of Interests which relate to the Underlying Asset, may be lower than could have been obtained if the Series held the Underlying Asset and sold at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be primarily derived from the use of its Underlying Asset in Fan Club Experiences including “museum” style locations to visit assets and trade show exhibits. Fan Club Experiences have not been proven with respect to the Company, and there can be no assurance that Fan Club Experiences will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series of Interests. In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Company in the form of an Operating Expenses Reimbursement Obligation, on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

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Any amount paid to the Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution. In the event additional Interests in a Series are issued, Investors in such Series of Interests would be diluted or would receive a smaller portion of distributions from future Free Cash Flows, if any. Furthermore, if a Series of Interests or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the interests at the time of liquidation. See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets. Further, Fan Club Experiences are not expected to launch until at least 2021.

Assets may not be held long term

The Company intends to hold the series for an extended period but may receive unsolicited offers to purchase the series’ Underlying Asset in its entirety. If the Manager deems the sale to be generally beneficial to the majority of shareholders, the Underlying Asset would be sold, exited from the Platform with proceeds of the sale distributed to its series’ interest holders. Even though the Manager deems the sale to be generally beneficial to the majority of shareholders, there might be unique circumstances where not all shareholders align with the Manager’s decision.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors. The Investors only have limited voting rights in respect of the Series of Interests. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series of Interests, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions, and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series of Interests in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with each Offering and the acquisition of the Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, the market price of the Interests could fluctuate significantly for many reasons, including reasons, including reasons unrelated to our performance, any Underlying Asset or any Series of Interests, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

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In addition, fluctuations in operating results of a particular Series of Interests or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest bearing escrow account until the admission of the subscriber as an Investor in the applicable Series of Interests, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of each Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the applicable Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our operating agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Series Manager and their respective employees or affiliates.

The Manager and the Series Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or storage. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Series Manager and not the Company, or may apply disproportionately to other Series of Interests. The Manager or the Series Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive or all Series of Interests collectively are to receive rather than that which is best for the Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset. In the case of the Series Alpha Black Lotus, for example, a member of the Advisory Board is the seller of the Underlying Asset. The Manager believes the purchase price of the Underlying Assets of each Series to be at or below fair market value.

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An Asset Seller may retain partial ownership of an Underlying Asset and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Asset Seller). They may therefore promote their own self- interests when providing advice to the Manager or the Series Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from the Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess. As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors. The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series of Interests on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series of Interests. As a consequence, the Manager also determines the timing and amount of payments made to the Series Manager, since payments to the Series Manager are only made if distributions of Free Cash Flow are made to the Investors. Since the Manager has been appointed as the Series Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Company intends to utilize a broker-dealer other than the Manager or an affiliate of the Manager. However, either the Manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Mythic Markets Platform. The Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Mythic Markets Platform, and such fees may be in excess of what the Series Manager receives via the Management Fee or the appreciation in the Interests it holds in each Series of Interests. Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Manager and those Investors; for instance, if the Underlying Asset does not appreciate in value, this will impact the price of the Interests but may not adversely affect the profitability related to the brokerage activities of the Manager (i.e., the Manager would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these interests, either directly or through brokers, via the Mythic Markets Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests). This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

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Allocations of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation). Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for the Underlying Asset (e.g., it may have more experience in maintaining certain types of collectibles whereas, the Company will own many different types of collectibles). In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests, and certain Series of Interests may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series of Interests. While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses”, the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Series Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 2% of Interests of all offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an offering for such Series of Interests to have a Closing. The Manager will engage in such activity in the future if it reasonably believes at such time this to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision. See “Principal Interests Holders” for additional information.

The Manager will determine whether or not to liquidate a particular Underlying Asset, should an offer to acquire the whole Underlying Asset be received. As the Manager or an affiliates, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset. Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include obtaining a price for an Underlying Asset that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Underlying Assets at Fan Club Experiences as this may generate higher Free Cash Flow to be distributed to the Series Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset. This may lead certain Underlying Assets to generate lower distributions than the Underlying Assets of other Series of Interests. The use of Underlying Assets at the Fan Club Experiences could increase the risk of the Underlying Assets getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests. The Manager may therefore be conflicted when determining whether to use the Underlying Asset at the Fan Club Experiences to generate revenue or limit the potential of damage being caused to them. Furthermore, the Manager may be incentivized to utilize Underlying Assets that help popularize the Interests via the Mythic Markets Platform or general participation or membership in the Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors. In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors. See “Description of the Interests Offered” for more information.

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The Purchase and Sale Agreement is not an arms’ length transaction.

The Company, on behalf of a Series, may enter into a Purchase and Sale Agreement for such Series’ Underlying Asset that is not an arms’ length transaction, for example the Purchase and Sale Agreement for the Series Alpha Black Lotus. In such transactions, the Manager purchases the Underlying Asset for the Series and may sell it to the Series for a value greater than its original cost of such Underlying Asset to adjust for changes in the fair market value of the Underlying Asset. Please see the recent sales, footnoted throughout this Offering Circular.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Mythic Markets Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Mythic Markets Platform will be for the benefit of the Manager (e.g., more Sourcing Fees). In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise. As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager. This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the vintage comic book, collectible card and fantasy art industry, they may seek to sell Underlying Assets to, or acquire Underlying Assets from, the Company.

The Company, the Asset Manager, the Manager, and their respective affiliates do not have separate counsel.

The counsel of the Company (“Legal Counsel”) is also counsel to the Manager, the Asset Manager and their respective affiliates, including other series LLC entities of Mythic Markets and other Series of Interests (collectively, the “Mythic Markets Parties”). Because legal counsel represents both the Company and the Mythic Markets Parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between the Company and any of the Mythic Markets Parties, legal counsel may represent the Mythic Markets Parties and not the Company or the Series. Legal Counsel may, in the future, render services to the Company or the Mythic Markets Parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager. Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

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Our affiliates’ interests in other Mythic Markets Parties.

The officers and directors of Mythic Markets, which serves as the Manager and Asset Manager of the Company, are also officers and directors and/or key professionals of other Mythic Markets Parties. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Mythic Markets Parties, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Mythic Markets Parties and other business activities in which they are involved.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

The waiver of jury trial provision does not apply to claims under the federal securities laws. Please see Article 14 of our Operating Agreement.

ADDITIONAL RISK FACTOR REGARDING ARBITRATION:

The Operating Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Member’s investment in the Company be resolved through arbitration.

For Members’ information:

(a) Arbitration is final and binding on the parties;

(b) The parties are waiving their right to seek remedies in court, including the right to jury trial;

(c) Prearbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.

(d) The Arbitration Award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of a ruling by the arbitrators is strictly limited;

(e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the Series’ ongoing Operating Expenses. See “Description of the Business – Operating Expenses” for further details.

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The Manager must acquire a minimum of 2% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 2% of the Interests in any Offering. The Manager will pay the price per Interest offered to all other potential Investors hereunder.

USE OF PROCEEDS – ALL SERIES

The gross proceeds of the Series offered pursuant to this Offering Circular shall be used as set forth in the Section entitled “Use of Proceeds- All Series” that follow.

The gross proceeds of the Series MTG-ABL90 Offering (including from Series Interests acquired by the Manager) equal $90,000, and were, and will, be used as follows:

Uses

Asset Cost	$79,000
Acquisition Expenses (1)	-
Offering Expenses (2)	$6,683
Operating Expenses (estimate) (3)
--Storage Expenses	$967
--Insurance Expenses	$300
--Reserves for Miscellaneous Expenses	$500
--Transfer Agent Fee	-
Sourcing Fee (4)	$2,550
Management Fee	-
Total Fees and Expenses	$11,000

Total Proceeds	$90,000

(1)	The Manager incurred approximately $500 in Acquisition Expenses in connection with the procurement of the Series Alpha Black Lotus through October 31, 2019. The Manager will not seek reimbursement for these expenses from Series MTG-ABL90.

(2)	The Manager was reimbursed $6,683 in aggregate Offering Expenses by Series ABL90 and will not seek additional reimbursement for Offering Expenses for the Offering of Series ABL90.

(3)	Amounts reflect estimates that may be incurred by or on behalf of Series MTG-ABL90 by the Manager or Series MTG-ABL90 directly.

(4)

The Manager is entitled to a Sourcing Fee of up to five percent (5%) of the purchase price of an applicable Underlying Asset. The Manager may elect to receive a reduced Sourcing Fee in connection with an Offering. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

Our Manager acquired the Series Alpha Black Lotus from the Asset Seller for a total cost of $51,000, which was paid in cash by the Manager. The Company has entered into a purchase and sale agreement with the Manager (the “Series MTG-ABL90 PSA”) for the purchase of the Series Alpha Black Lotus for $79,000 (the “Asset Cost”). The original basis of the Series Alpha Black Lotus is $51,000 plus the Manager incurred additional holding costs. For this asset only, the Manager is not seeking reimbursement of costs. The Company raised $90,000 in the Series MTG-ABL90 Offering, which was enough to substantially perform on the Series MTG-ABL90 PSA and have enough in reserves for the ongoing expected costs related to the Series Alpha Black Lotus’ storage, insurance, and other costs. The Manager has been fully divested of its interest in the Series Alpha Black Lotus pursuant to the terms of the Series MTG-ABL90 PSA. The Manager, separate from its original ownership and purchase of the Series Alpha Black Lotus, acquired approximately 5.85% of the Series MTG-ABL90 at the closing of the Series MTG-ABL90 Offering. “Asset Seller(s)” means an individual(s), dealer or auction company, which owns an Underlying Asset prior to i) a purchase of an Underlying Asset by the Company in advance of a potential offering or ii) the closing of an offering from which proceeds are used to acquire the Underlying Asset. In the case of the Series Alpha Black Lotus, the Asset Seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

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The Series MTG-ABL90 expects to incur additional expenses related to custody and maintenance of the Series Alpha Black Lotus. It is expected that the Manager, or the Company, on behalf of the Series, will obtain most of the applicable services (such as storage and insurance). It may be that any such costs will be accrued and deferred until such time that the Company has enough Series with assets to justify the costs of such expenses and where the Company can take advantage of economies of scale.

The allocation of the net proceeds of the Series MTG-ABL90 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual future Operating Expenses will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor the Series are expected to keep any of the proceeds from the Offering. In the event that less than the Maximum Series MTG-ABL90 Interests are sold in connection with this Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ALPHA BLACK LOTUS

Summary Overview

·

The Series MTG- ABL90 purchased a Magic: The Gathering Alpha Black Lotus (at times described as the Alpha Black Lotus or Black Lotus throughout this Offering Circular) as the Series MTG-ABL90 Asset (the “Series Alpha Black Lotus” or the “Underlying Asset”), the specifications of which are set forth below.

·

When Wizards of the Coast released Magic: The Gathering in 1993, they printed only 1,100 Black Lotuses for their first-edition (Alpha) card set. It was the world’s first trading card game and the cards quickly sold out. So did the next set (Beta), and the set after that (Unlimited). In those early days, the designers were still tweaking the game mechanics. It didn’t take long for them to realize that the Black Lotus gave whoever wielded one an unfair advantage. As a result, the Black Lotus was removed from subsequent editions of the core set and only reprinted in limited edition Collectors Edition bundles that were restricted from play. In March 1996, Wizards of the Coast added the Black Lotus to the “Reserved List” (cards that will never be reprinted again) to preserve their value as collectibles.

·

Of 1,100 Alpha Black Lotus cards produced in 1993, the Series Alpha Black Lotus represents 1 of just 100 graded 9.0 or above (out of 10) by Beckett Grading Services. BGS sealed the Series Alpha Black Lotus in an airtight plastic sleeve, encased the card in their proprietary tamper-proof plastic case, and issued the unique serial number #0010606601. The serial number can be used to verify the card’s grade and authenticity in the BGS registry.

·

Magic: The Gathering is one of Hasbro’s most profitable brands, with sustained year-over-year growth in popularity and revenue.[3] With an estimated 20 million players and collectors worldwide, we believe that the Black Lotus’ status as the rarest and most desirable cards give it global appeal.

·

Based upon the authentication and grading performed by BGS (Beckett Grading Services) on June 19, 2018, we believe this example to be “Mint” condition. BGS also issued subgrades of 9.5 centering, 9.0 edges, 8.5 corners, and 9.0 surface for this example. BGS identifies only 41 examples receiving a higher overall grade.

Asset Description

Ownership and Pricing History

Prior to authentication and grading by BGS in June 2018, the provenance of Series Alpha Black Lotus is unknown. Originally published by Wizards of the Coast in August 1993, the Black Lotus was originally distributed in 15 card “booster packs” for $2.45, or roughly $4.27 in 2018 dollars, and 60 card “Starter Decks” for $7.95 MSRP, or roughly $13.87 in 2018 dollars.

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Grading Overview

Series Alpha Black Lotus was thoroughly inspected, authenticated, and graded by BGS (Beckett Grading Services) on June 19, 2018 and given a 9.0 “Mint” condition grade. BGS identifies only 41 examples receiving a higher overall grade.

______________

3 Hasbro Reports Third Quarter 2018 Financial Results. (n.d.). Retrieved from http://investor.hasbro.com/news-releases/news-release-details/hasbro-reports-third-quarter-2018-financial-results

BGS issued the following subgrades for Series Alpha Black Lotus:

·	9.5 Centering - Centering 50/50 one way, 55/45 the other.
·	9.0 Edges - Smooth edges, with a handful of specks or one minor spot.
·	8.5 Corners - Slight imperfections under intense scrutiny.
·	9.0 Surface - Original color borders and gloss.

Market Assessment

We believe that rare Alpha- edition Magic: The Gathering cards like the Black Lotus have a special place in collectible card gaming and popular culture, with the iconic status necessary to supersede typical generational preferences.4 We believe the Series Alpha Black Lotus to be a particularly good Alpha Black Lotus due to its 9.0 “Mint” grade given by Beckett Grading Services. We believe that an Alpha-edition Black Lotus represents a more unique investment over the Beta (approximately 3,200 printed), Unlimited (approximately 18,500 printed), and Collectors’ Edition (approximately 15,000 printed), compared with approximately 1,100 printed for Alpha-edition.

We believe Black Lotus values have the potential to continue to appreciate going forward, driven by the successful September 2018 introduction of Magic: The Gathering Arena, a film series in development by 20th Century Fox, and the debut of Magic eSports in 2019.

History

When Wizards of the Coast released Magic: The Gathering in 1993, they printed only 1,100 Black Lotuses for their first-edition (Alpha) card set. It was the world’s first trading card game, where players become dueling wizards who unleash fantastical creatures and spells on each other. The cards quickly sold out, as did the next set (Beta), and the set after that (Unlimited).

In those early days, the designers were still tweaking the game mechanics. It didn’t take long for them to realize that the Black Lotus gave whoever wielded one an unfair advantage, making it way too easy to defeat less fortunate opponents. As a result, the card was restricted from play and it was not included in subsequent releases of the core set.

Today, an estimated 20 million people play Magic worldwide.5 The Black Lotus was printed in 1993. Most of them started playing after the Black Lotus went out of print.6 Many have never seen one in person. It has become so iconic that even people who’ve never played have heard of it. We believe that the Black Lotus is extremely rare, extremely powerful, and therefore extremely desirable to an engaged and growing fanbase.

________________

4 Baird, S. (2019, March 11). Yet Another Black Lotus Has Been Sold At Auction, This Time For $166K. Retrieved from http://www.thegamer.com/black-lotus-sold-auction-166k/

5 http://www.theguardian.com/technology/2015/jul/10/magic-the-gathering-pop-culture-hit-where-next

6 http://www.echomtg.com/blog/post/45/the-number-of-magic-players-worldwide-by-year/

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Magic is one of Hasbro’s most profitable brands, with sustained year-over-year growth in popularity and revenue. Wizards of the Coast released an open beta of their digital game, Magic: The Gathering Arena, in September 2018. In 2014, 20th Century Fox acquired rights to a Magic movie franchise. The first film is currently in development.

Depreciation

The Company treats assets as collectible and therefore will not depreciate or amortize the Series Alpha Black Lotus going forward.

USE OF PROCEEDS – Series MTG-94BOX

We estimate that the gross proceeds of the Series MTG-94BOX Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

Uses	Minimum	75%	100%

Asset Cost	$27,225	$34,100	$47,850
Acquisition Expenses (1)	-	-	-
Offering Expenses	$4,150	$4,150	$4,150
Operating Expenses (estimate) (2)
--Storage Expenses	$200	$200	$200
--Insurance Expenses	$300	$300	$300
--Reserves for Miscellaneous Expenses	$375	$375	$375
--Transfer Agent Fee	$125	$125	$125
Sourcing Fee (3)	$2,000	$2,000	$2,000
(assuming the Manager acquires 2% of Interests)
Management Fee	$-	$-	$-
Disposition Fee	$-	$-	$-
Total Fees and Expenses	$7,150	$7,150	$7,150

Total Proceeds	$34,375	$41,250	$55,000

(1)

The Manager incurred approximately $500 in Acquisition Expenses in connection with the procurement of the Series MTG 1994 Booster Boxes through April 2, 2020. The Manager will not seek reimbursement for these expenses from Series MTG-94BOX

(2)	Amounts reflect estimates that may be incurred by or on behalf of Series MTG-94BOX by the Manager or Series MTG-94BOX directly.

(3)

The Manager is entitled to a Sourcing Fee of up to five percent (5%) of the purchase price of an applicable Underlying Asset. The Manager may elect to receive a reduced Sourcing Fee in connection with an Offering. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

Our Manager acquired the Series MTG 1994 Booster Boxes from the Asset Seller for a total cost of $61,000, which was paid in cash by the Manager.

The original basis of the Series MTG 1994 Booster Boxes is $61,000 plus the Manager incurred additional holding costs (Acquisition Costs), for which the Manager is not seeking reimbursement. The Company has entered into a purchase and sale agreement (“PSA”) with the Manager for the purchase of the Series MTG 1994 Booster Boxes for $47,850 (the “Asset Cost”). The Company is committed to raising a minimum of $34,375, which is enough to substantially perform on the purchase and sale agreement and have enough in reserves for the ongoing expected costs related to the Series MTG 1994 Booster Boxes’ storage, insurance, and other costs. As funds are raised after the minimum, the Manager will be divested of its interest until the maximum of $55,000 is raised. The Manager may at any time during the term of the Offering, elect to acquire Series Interests by way of cancelation of such amount owed to it by the Company under this Agreement equivalent to the value of the Series Interests acquired. The Manager, separate from its original ownership and purchase of the Series MTG 1994 Booster Boxes, may maintain at least 2% of the Series as described herein. “Asset Seller(s)” means an individual(s), dealer or auction company, which owns an Underlying Asset prior to i) a purchase of an Underlying Asset by the Company in advance of a potential offering or ii) the closing of an offering from which proceeds are used to acquire the Underlying Asset. In the case of the Series MTG 1994 Booster Boxes, the Asset Seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

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The Manager will accept a down payment of $27,225 and will begin to divest from the asset. In other words, the Manager will continue to own, in joint tenancy with the Series, the asset until such time that a.) the full $55,000 is raised from purchasers in the Offering or through a contribution of the Manager’s interest in the asset in exchange for Interests of equivalent value, at which time title will completely be relinquished to the Series or b.) the Offering is closed at which time the title still will be relinquished to Series, but the Manager will receive any unsold Interests. It is expected that the Series and Manager will have multiple closings to effect the change in title.

The Manager has incurred certain expenses to date which are covered as part of the purchase and sale agreement, however, is not seeking reimbursement of those costs. The Company expects to incur additional expenses related to the Series 1994 MTG Booster Boxes and has accounted for such costs based on a minimum raise of $34,375. It is expected that the Manager, or the Company, on behalf of the Series, will not obtain most of the services (such as insurance) listed above until the Minimum Offering amount is raised and the Series can substantially perform on the purchase and sale agreement. It may be that any costs above will be deferred until such time that the Company has enough Series with assets to justify the costs of such expenses and where the Company can take advantage of economies of scale. The Company has also budgeted for miscellaneous costs not foreseen.

Upon the Closing of the Offering, proceeds from the sale of the Interests will be distributed to the account of the Series. The Series will then perform on the purchase and sale agreement (“PSA”). As the Series makes payments to the Manager, the Manager will be divested of its interest in the Series MTG 1994 Booster Boxes and the Series will own the Series MTG 1994 Booster Boxes. Upon full payment under the terms of the PSA, the Series MTG 1994 Booster Boxes will be owned by the Series and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay (i) approximately $4,150 of Offering Expenses (including but not limited to the items described in the table above), in part which will be paid to the Manager and its affiliates, except as to the extent that Offering Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (ii) $2,000 to the Manager as consideration for assisting in the sourcing of the Series 1994 MTG Booster Boxes. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor the Series are expected to keep any of the proceeds from the Offering. In the event that less than the Maximum Series MTG-94BOX Interests are sold in connection with this Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1994 MTG Booster Boxes

Investment Overview

·	Upon completion of the Series MTG-94BOX Offering, Series MTG-94BOX will purchase the 1994 Magic: The Gathering Booster Boxes including Antiquities, Revised, Legends, The Dark, and Fallen Empires (at times described as the “1994 MTG Booster Boxes” throughout this Offering Circular) as the collection of underlying assets for Series MTG-94BOX (the “Series 1994 MTG Booster Boxes” or the “Underlying Asset” with respect to Series MTG-94BOX, as applicable), the specifications of which are set forth below.

·	The Series MTG 1994 Booster Boxes includes five unopened, factory-sealed booster boxes (also called expansion sets). Each box represents one of the five sets that Wizards of the Coast released in 1994.

·	Antiquities was released on March 4, 1994 and is the second Magic: The Gathering expansion set. The booster box contains 60 booster packs of eight cards. Each pack includes six common and two uncommon cards from the 100-card set. The factory wrapper has a small split on one corner of the box.

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·	The Revised Edition, also known as “Revised”, is the third edition of the Magic core sets. Wizards of the Coast released Revised in April 1994, just one month after Antiquities. The box includes 36 packs of 15 cards. The factory wrapper is slightly split along three corners, with some wear on the box corners.

·	Legends was released in mid-June 1994 and is the third Magic: The Gathering expansion set. The box includes 36 packs of 15 cards.

·	The Dark is the fourth Magic expansion and was released on August 8, 1994. The box includes 60 packs of eight cards. There is a tear in the factory wrapper on one side, with no damage to the box.

·	Fallen Empires is the fifth Magic expansion and was released in November 1994. The box includes 60 packs of 8 cards.

Asset Description

Ownership & Maintenance History

·	The Underlying Assets were purchased from a private collector who acquired them over the past five years in private transactions.

·	The Underlying Assets are individually encased in hard-plastic display cases.

Notable Features

·	The Underlying Assets are factory-sealed and have never been opened or searched.

Notable Defects

·	The Underlying Asset presents in excellent condition, commensurate with storage in a temperature and humidity-controlled environment.

Details

Series 1994 MTG Booster Boxes
Year	1994
Production Total (approx.)	Antiquities - 31,000 boxes Revised - 245,000 boxes Legends - 65,000 boxes The Dark - 129,000 boxes Fallen Empires - 729,000 boxes
Condition	Sealed: Near Mint - Mint

Depreciation

The Company treats assets as collectible and therefore will not depreciate or amortize the Series 1994 MTG Booster Boxes going forward.

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USE OF PROCEEDS – Series ART-GGMTG

We estimate that the gross proceeds of the Series ART-GGMTG Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

Uses	100%

Asset Cost	$130,000
Acquisition Expenses (1)
Offering Expenses	$7,000
Operating Expenses (estimate) (2)
--Storage Expenses	$200
--Insurance Expenses	$300
--Reserves for Miscellaneous Expenses	$375
--Transfer Agent Fees	$125
Sourcing Fee (3)	$5,000
(assuming the Manager acquires 2% of Interests)
Management Fee	$-
Disposition Fee	$-
Total Fees and Expenses	$13,000

Total Proceeds	$143,000

(1) The Manager incurred approximately $500 in Acquisition Expenses in connection with the procurement of the Series Alpha Giant Growth Art through June 29, 2020. The Manager will not seek reimbursement for these expenses from Series ART- GGMTG.

(2) Amounts reflect estimates that may be incurred by or on behalf of Series ART-GGMTG by the Manager or Series ART-GGMTG directly.

(3) The Manager is entitled to a Sourcing Fee of up to five percent (5%) of the purchase price of an applicable underlying asset. The Manager may elect to receive a reduced Sourcing Fee in connection with an Offering. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The Company has committed to acquire the Series Alpha Giant Growth Art from the Asset Seller for a total cost of $130,000 (the “Asset Cost”) pursuant to the terms of a purchase and sale agreement, of which $26,000 has been delivered as a deposit by the Manager on behalf of the Company (the “ GGMTG Upfront Payment”). The original basis of the Series Alpha Giant Growth Art is $130,000 plus the Manager incurred additional holding costs (Acquisition Costs), for which the Manager is not seeking reimbursement. The Company is committed to raising $143,000, which is the amount necessary to substantially perform on the purchase and sale agreement and have enough in reserves for the ongoing expected costs related to the Series Alpha Giant Growth Art’ storage, insurance, and other costs. The Asset Seller expects to obtain 20% of the Series Interests pursuant to the terms of the purchase and sale agreement. The Manager will acquire at least 2% of the Series as described herein. “Asset Seller(s)” means an individual(s), dealer or auction company, which owns an Underlying Asset prior to i) a purchase of an Underlying Asset by the Company in advance of a potential offering or ii) the closing of an offering from which proceeds are used to acquire the Underlying Asset. In the case of the Series Alpha Giant Growth Art, the Asset Seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

The Manager has incurred certain expenses to date which are covered as part of the purchase and sale agreement, however, is not seeking reimbursement of those costs. The Company expects to incur additional expenses related to the Series Alpha Giant Growth Art and has accounted for such costs based on a minimum raise of $143,000. It is expected that the Manager, or the Company, on behalf of the Series, will not obtain most of the services (such as insurance) listed above until the Offering amount is raised and the Series can substantially perform on the purchase and sale agreement. It may be that any costs above will be deferred until such time that the Company has enough Series with assets to justify the costs of such expenses and where the Company can take advantage of economies of scale. The Company has also budgeted for miscellaneous costs not foreseen.

Upon the Closing of the Offering, proceeds from the sale of the Interests will be distributed to the account of the Series. The Series will then perform on the purchase and sale agreement. As the Series makes payments to the Asset Seller, the Asset Seller will be divested of its interest in the Series Alpha Giant Growth Art and the Series will own the Series Alpha Giant Growth Art. Upon full payment under the terms of the PSA, the Series Alpha Giant Growth Art will be owned by the Series and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay (i) approximately $7,000 of Offering Expenses (including but not limited to the items described in the table above), in part which will be paid to the Manager and its affiliates, except as to the extent that Offering Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, (ii) $5,000 to the Manager as consideration for assisting in the sourcing of the Series Alpha Giant Growth Art ; and (iii) $26,000 to the Manager to repay the Manger for the GGMTG Upfront Payment. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor the Series are expected to keep any of the proceeds from the Offering. In the event that less than the Maximum Series ART-GGMTG Interests are sold in connection with this Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

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DESCRIPTION OF THE Series Alpha Giant Growth Art

Investment Overview

•

Upon completion of the Series ART-GGMTG Offering, Series ART-GGMTG will purchase the Magic: The Gathering Alpha Giant Growth Art underlying asset for Series ART-GGMTG (the “Series Alpha Giant Growth Art” or the “Underlying Asset” with respect to Series ART-GGMTG, as applicable), the specifications of which are set forth below.

•	The Underlying Asset is an original painting by Sandra Everingham depicting a giant rat standing over skeletons, which original painting is depicted on the Magic: The Gathering Giant Growth trading card.

•	We believe that there is a growing demand for Sandra Everingham’s art, specifically her Alpha art produced in 1993. We believe less than 175 pieces of art from the original Alpha set exist today. The majority of those pieces are in the private collections of 3 prolific collectors.

Asset Description

Ownership & Maintenance History

•	The Underlying Asset was purchased from a private collector who acquired it in a private transaction.

•	The Underlying Asset is framed in a floating frame.

Notable Features

•	The Underlying Asset is an original piece for one of the very first Magic: The Gathering cards ever printed.

Notable Defects

•	The Underlying Asset presents in excellent condition, commensurate with storage in a temperature and humidity-controlled environment.

Details

Series Alpha Giant Growth Art
Artist	Sandra Everingham
Artwork	Giant Growth
Size	7” x 5.5”
Medium	Acrylic on canvas
Creation year	1993
Purchased from	Private seller
Purchased for	$130,000
Year purchased	2019

Depreciation

The Company treats assets as collectible and therefore will not depreciate or amortize the Series Alpha Giant Growth Art going forward.

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USE OF PROCEEDS – Series COM-AF157

We estimate that the gross proceeds of the Series COM-AF157 (1962 Amazing Fantasy #15) Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

Uses	Minimum	75%	100%

Asset Cost	$48,500	$62,500	$85,500
Acquisition Expenses (1)	-	-	-
Offering Expenses	$3,000	$3,000	$3,000
Operating Expenses (estimate) (2)
--Storage Expenses	$200	$200	$200
--Insurance Expenses	$300	$300	$300
--Reserves for Miscellaneous Expenses	$375	$375	$375
--Transfer Agent Fees	$125	$125	$125
Sourcing Fee (3)	$2,500	$2,500	$2,500
(assuming the Manager acquires 2% of Interests)
Management Fee	$-	$-	$-
Disposition Fee	$-	$-	$-
Total Fees and Expenses	$6,500	$6,500	$6,500

Total Proceeds	$55,000	$69,000	$92,000

(1) The Manager incurred approximately $100 in Acquisition Expenses in connection with the procurement of the Series COM-AF157 through  June 29, 2020. The Manager will not seek reimbursement for these expenses from Series COM-AF157.

(2) Amounts reflect estimates that may be incurred by or on behalf of Series COM-AF157 by the Manager or Series COM-AF157 directly.

(3) The Manager is entitled to a Sourcing Fee of up to five percent (5%) of the purchase price of an applicable Underlying Asset. The Manager may elect to receive a reduced Sourcing Fee in connection with an Offering. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

34

Our Manager acquired the Series COM-AF157 from the Asset Seller for a total cost of $110,000, which was paid in cash by the Manager. The original basis of the Series COM-AF157 is $110,000 plus the Manager incurred additional holding costs (Acquisition Costs), for which the Manager is not seeking reimbursement. The Company has entered into a purchase and sale agreement (“PSA”) with the Manager for the purchase of the Series COM-AF157 for $85,500 (the “Asset Cost”). The Company is committed to raising a minimum of $55,000, which is enough to substantially perform on the purchase and sale agreement and have enough in reserves for the ongoing expected costs related to the COM-AF157’s storage, insurance, and other costs. As funds are raised after the minimum, the Manager will be divested of its interest until the maximum of $92,000 is raised. The Manager may at any time during the term of the Offering, elect to acquire Series Interests by way of cancelation of such amount owed to it by the Company under this Agreement equivalent to the value of the Series Interests acquired. The Manager, separate from its original ownership and purchase of the COM-AF157, plans to maintain at least 2% of the Series as described herein. “Asset Seller(s)” means an individual(s), dealer or auction company, which owns an Underlying Asset prior to i) a purchase of an Underlying Asset by the Company in advance of a potential offering or ii) the closing of an offering from which proceeds are used to acquire the Underlying Asset. In the case of the Series COM-AF157, the Asset Seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

Upon the closing of a minimum raise of $55,000, the Manager will accept a down payment of $48,500 and will begin to divest from the asset. In other words, the Manager will continue to own, in joint tenancy with the Series, the asset until such time that a.) the full $92,000 is raised from purchasers in the Offering or through a contribution of the Manager’s interest in the asset in exchange for Interests of equivalent value, at which time title will completely be relinquished to the Series or b.) the Offering is closed at which time the title still will be relinquished to Series, but the Manager will receive any unsold Interests. It is expected that the Series and Manager will have multiple closings to effect the change in title.

The Manager has incurred certain expenses to date which are covered as part of the purchase and sale agreement, however, is not seeking reimbursement of those costs. The Company expects to incur additional expenses related to the Series COM-AF157 and has accounted for such costs based on a minimum raise of $55,000. It is expected that the Manager, or the Company, on behalf of the Series, will not obtain most of the services (such as insurance) listed above until the Minimum Offering amount is raised and the Series can substantially perform on the purchase and sale agreement. It may be that any costs above will be deferred until such time that the Company has enough Series with assets to justify the costs of such expenses and where the Company can take advantage of economies of scale. The Company has also budgeted for miscellaneous costs not foreseen.

Upon the Closing of the Offering, proceeds from the sale of the Interests will be distributed to the account of the Series. The Series will then perform on the purchase and sale agreement (“PSA”). As the Series makes payments to the Manager, the Manager will be divested of its interest in the Series COM-AF157 and the Series will own the Series COM¬AF157. Upon full payment under the terms of the PSA, the Series COM¬AF157 will be owned by the Series and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay (i) approximately $3,000 of Offering Expenses (including but not limited to the items described in the table above), in part which will be paid to the Manager and its affiliates, except as to the extent that Offering Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (ii) $2,500 to the Manager as consideration for assisting in the sourcing of the Series COM-AF157. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

35

The allocation of the net proceeds of this Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor the Series are expected to keep any of the proceeds from the Offering. In the event that less than the Maximum Series COM-AF157 Interests are sold in connection with this Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES COM AMAZING FANTASY #15

Investment Overview

•	Upon completion of the Series COM-AF157 Offering, Series COM-AF157 will purchase a 1962 Amazing Fantasy #15 CGC FN/VF 7.0 comic book as the underlying asset for Series COM-AF157 (the “Series 1962 Amazing Fantasy #15” or the “Underlying Asset” with respect to Series COM-AF157, as applicable), the specifications of which are set forth below.

•	Amazing Fantasy was an American comic book anthology series published by Marvel Comics from 1961 through 1962. The final Issue, Amazing Fantasy #15, introduced the popular superhero character Spider-Man.

•	The Underlying Asset is an original copy of the Amazing Fantasy #15 comic book with a CGC grade of FN/VF 7.0.

Asset Description

Overview & Authentication

•	The Underlying Asset is the fifteenth comic book in the Amazing Fantasy series and was published by Marvel Comics on August 10, 1962.

•	The Underlying Asset is the issue in which the characters Spider-Man (Peter Parker), Uncle Ben and Aunt May made their first appearance.

•	The Underlying Asset has a CGC grade of FN/VF 7.0.

•	The Underlying Asset is QES Certified: “Criteria met: impressive prime focal area + sharp right edge with no chipping + deep color strike (red, black & blue)”.

Notable Features

•	The Underlying Asset has cream to off-white pages.

•	The cover of the Underlying Asset features Spider-Man flying in between buildings.

36

Notable Defects

•	The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1962 Amazing Fantasy #15
Title	Amazing Fantasy #15
Key Issue	Origin & 1st appearance of Spider-Man (Peter Parker).1st appearance of Uncle Ben & Aunt May.
Publisher	Marvel
Issue Date	August 1962
Cover Price	$0.12
Editing	Stan Lee
Script	Stan Lee
Pencils	Jack Kirby, Steve Ditko
Inks	Steve Ditko
Colors	Stan Goldberg
Letters	Artie Simek, typeset
Authentication	CGC
Grade	7.0 (Universal)
Grade Date	August 1, 2013
CGC Certification Number	1163723001

Depreciation

The Company treats assets as collectible and therefore will not depreciate or amortize the Series COM Amazing Fantasy #15 going forward.

37

USE OF PROCEEDS – Series ART-BHERO

We estimate that the gross proceeds of the Series MTG Alpha Benalish Hero Art Offering (including from Series Interests acquired by the Manager) (the “Series ART-BHERO”) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

Uses	100%

Asset Cost	$39,000
Acquisition Expenses (1)
Offering Expenses	$1,000
Operating Expenses (estimate) (2)
--Storage Expenses	$200
--Insurance Expenses	$300
--Reserves for Miscellaneous Expenses	$375
--Transfer Agent Fee s	$125
Sourcing Fee (3)	$1,000
(assuming the Manager acquires 2% of Interests)
Management Fee	$-
Disposition Fee	$-
Total Fees and Expenses	$3,000

Total Proceeds	$42,000

(1) The Manager incurred approximately $100 in Acquisition Expenses in connection with the procurement of the Series ART Alpha Benalish Hero Art through June 29 , 2020. The Manager will not seek reimbursement for these expenses from Series ART- BHERO .

(2) Amounts reflect estimates that may be incurred by or on behalf of Series ART- BHERO by the Manager or Series ART- BHERO directly.

(3) The Manager is entitled to a Sourcing Fee of up to five percent (5%) of the purchase price of an applicable underlying asset. The Manager may elect to receive a reduced Sourcing Fee in connection with an Offering. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

Our Manager acquired the Series ART - BHERO from the Asset Seller for a total cost of $ 39 ,000, which was paid in cash by the Manager. The original basis of the Series ART-BHERO is $ 39 ,000 plus the Manager incurred additional holding costs (Acquisition Costs), for which the Manager is not seeking reimbursement. The Company has entered into a purchase and sale agreement (“PSA”) with the Manager for the purchase of the Series ART-BHERO for $ 39 , 0 00 (the “Asset Cost”). The Manager may at any time during the term of the Offering, elect to acquire Series Interests by way of cancelation of such amount owed to it by the Company under this Agreement equivalent to the value of the Series Interests acquired. The Manager, separate from its original ownership and purchase of the ART-BHERO , plans to maintain at least 2% of the Series as described herein. “Asset Seller(s)” means an individual(s), dealer or auction company, which owns an Underlying Asset prior to i) a purchase of an Underlying Asset by the Company in advance of a potential offering or ii) the closing of an offering from which proceeds are used to acquire the Underlying Asset. In the case of the Series ART-BHERO , the Asset Seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

T he Manager will continue to own the asset until such time that a.) the full $ 4 2,000 is raised from purchasers in the Offering or through a contribution of the Manager’s interest in the asset in exchange for Series Interests of equivalent value, at which time title will completely be relinquished to the Series or b.) the Offering is closed at which time the title still will be relinquished to the Series, but the Manager will receive any unsold Series Interests.

38

The Manager has incurred certain expenses to date which are covered as part of the purchase and sale agreement, however, is not seeking reimbursement of those costs. The Company expects to incur additional expenses related to the Series ART-BHERO and has accounted for such costs based on a minimum raise of $ 42 ,000. It is expected that the Manager, or the Company, on behalf of the Series, will not obtain most of the services (such as insurance) listed above until the Offering amount is raised and the Series can substantially perform on the purchase and sale agreement. It may be that any costs above will be deferred until such time that the Company has enough Series with assets to justify the costs of such expenses and where the Company can take advantage of economies of scale. The Company has also budgeted for miscellaneous costs not foreseen.

Upon the Closing of the Offering, proceeds from the sale of the Interests will be distributed to the account of the Series. The Series will then perform on the purchase and sale agreement (“PSA”). As the Series makes payments to the Manager, the Manager will be divested of its interest in the Series ART-BHERO and the Series will own the Series ART-BHERO . Upon full payment under the terms of the PSA, the Series ART-BHERO will be owned by the Series and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay (i) approximately $ 1 ,000 of Offering Expenses (including but not limited to the items described in the table above), in part which will be paid to the Manager and its affiliates, except as to the extent that Offering Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (ii) $ 1 , 0 00 to the Manager as consideration for assisting in the sourcing of the Series ART-BHERO . See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor the Series are expected to keep any of the proceeds from the Offering. In the event that less than the Maximum Series ART-BHERO Interests are sold in connection with this Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MTG ALPHA BENALISH HERO ART

Investment Overview

•

Upon completion of the Series ART-BHERO Offering, Series ART-BHERO will purchase the Magic: The Gathering Alpha Benalish Hero Art underlying asset for Series ART-BHERO (the “Series MTG Alpha Benalish Hero Art” or the “Underlying Asset” with respect to Series ART-BHERO, as applicable), the specifications of which are set forth below.

•

The Underlying Asset is an original painting by Douglas Shuler depicting a female warrior in black armor on a yellow background, which original painting is depicted on the Magic: The Gathering Benalish Hero trading card.

•

We believe that there is a growing demand for Douglas Shuler's art, specifically his Alpha art produced in 1993. We believe less than 175 pieces of art from the original Alpha set exist today. The majority of those pieces are in the private collections of 3 prolific collectors.

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Asset Description

Overview & Authentication

•	The Underlying Asset was purchased from a private collector who acquired it in a private transaction.

•	The Underlying Asset is unframed.

Notable Features

•	The Underlying Asset is an original piece for one of the very first Magic: The Gathering cards ever printed.

Notable Defects

•	The Underlying Asset displays minor damage in the upper left-hand corner, approximately 0.5” square in size. The edges show minor chipping from the removal of masking tape by the artist. There is a small stain on the bottom left corner approximately 0.5” wide by 1” tall.

•	The Underlying Asset is otherwise in good condition, commensurate with storage in a temperature and humidity-controlled environment.

Details

Series MTG Alpha Benalish Hero Art
Artist	Douglas Shuler
Artwork	Benalish Hero
Size	7” x 5.5”
Medium
Creation year	1993
Purchased from	Private seller
Purchased for	$39,000
Year purchased	2020

Depreciation

The Company treats assets as collectible and therefore will not depreciate or amortize the Series ART-BHERO going forward.

40

USE OF PROCEEDS – Series COM-FF160

We estimate that the gross proceeds of the Series Fantastic Four #1 Offering (including from Series Interests acquired by the Manager) (the “Series COM -FF160”) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

Uses	100%

Asset Cost	$29,000
Acquisition Expenses (1)
Offering Expenses	$1,000
Operating Expenses (estimate) (2)
--Storage Expenses	$200
--Insurance Expenses	$300
--Reserves for Miscellaneous Expenses	$375
--Transfer Agent Fees	$125
Sourcing Fee (3)	$1,000
(assuming the Manager acquires 2% of Interests)
Management Fee	$-
Disposition Fee	$-
Total Fees and Expenses	$3,000

Total Proceeds	$3 2,000

(1) The Manager incurred approximately $200 in Acquisition Expenses in connection with the procurement of the Series Fantastic Four #1 Offering through June 29, 2020. The Manager will not seek reimbursement for these expenses from Series COM -FF160 .

(2) Amounts reflect estimates that may be incurred by or on behalf of Series COM -FF160 by the Manager or Series COM -FF160 directly.

(3) The Manager is entitled to a Sourcing Fee of up to five percent (5%) of the purchase price of an applicable underlying asset. The Manager may elect to receive a reduced Sourcing Fee in connection with an Offering. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

Our Manager acquired the Series COM -FF160 from the Asset Seller for a total cost of $ 2 9,000, which was paid in cash by the Manager. The original basis of the Series COM -FF160 is $ 2 9,000 plus the Manager incurred additional holding costs (Acquisition Costs), for which the Manager is not seeking reimbursement. The Company has entered into a purchase and sale agreement (“PSA”) with the Manager for the purchase of the Series COM -FF160 for $ 2 9,000 (the “Asset Cost”). The Manager may at any time during the term of the Offering, elect to acquire Series Interests by way of cancelation of such amount owed to it by the Company under this Agreement equivalent to the value of the Series Interests acquired. The Manager, separate from its original ownership and purchase of the COM-FF160 , plans to maintain at least 2% of the Series as described herein. “Asset Seller(s)” means an individual(s), dealer or auction company, which owns an Underlying Asset prior to i) a purchase of an Underlying Asset by the Company in advance of a potential offering or ii) the closing of an offering from which proceeds are used to acquire the Underlying Asset. In the case of the Series COM -FF160 , the Asset Seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

The Manager will continue to own the asset until such time that a.) the full $ 3 2,000 is raised from purchasers in the Offering or through a contribution of the Manager’s interest in the asset in exchange for Series Interests of equivalent value, at which time title will completely be relinquished to the Series or b.) the Offering is closed at which time the title still will be relinquished to the Series, but the Manager will receive any unsold Series Interests.

The Manager has incurred certain expenses to date which are covered as part of the purchase and sale agreement, however, is not seeking reimbursement of those costs. The Company expects to incur additional expenses related to the Series COM -FF160 and has accounted for such costs based on a minimum raise of $ 3 2,000. It is expected that the Manager, or the Company, on behalf of the Series, will not obtain most of the services (such as insurance) listed above until the Offering amount is raised and the Series can substantially perform on the purchase and sale agreement. It may be that any costs above will be deferred until such time that the Company has enough Series with assets to justify the costs of such expenses and where the Company can take advantage of economies of scale. The Company has also budgeted for miscellaneous costs not foreseen.

41

Upon the Closing of the Offering, proceeds from the sale of the Interests will be distributed to the account of the Series. The Series will then perform on the purchase and sale agreement (“PSA”). As the Series makes payments to the Manager, the Manager will be divested of its interest in the Series COM -FF160 and the Series will own the Series COM -FF160 . Upon full payment under the terms of the PSA, the Series COM -FF160 will be owned by the Series and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay (i) approximately $1,000 of Offering Expenses (including but not limited to the items described in the table above), in part which will be paid to the Manager and its affiliates, except as to the extent that Offering Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (ii) $1,000 to the Manager as consideration for assisting in the sourcing of the Series COM -FF160 . See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor the Series are expected to keep any of the proceeds from the Offering. In the event that less than the Maximum Series COM -FF160 Interests are sold in connection with this Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1961 FANTASTIC FOUR #1

Investment Overview

•

Upon completion of the Series COM-FF160 Offering, Series COM-FF160 will purchase a 1961 Fantastic Four #1 CGC FN 6.0 comic book as the Underlying Asset for Series COM-FF160 (The “Series Fantastic Four #1” or the “Underlying Asset” with respect to Series COM-FF160, as applicable), the specifications of which are set forth below.

•

The Fantastic Four are a fictional superhero team in the Marvel Comics universe created by artist/co-plotter Jack Kirby and editor/co-plotter Stan Lee. In addition to comic books, The Fantastic Four has appeared in various forms of media including animated series, video games, feature films and merchandise.

•	The Underlying Asset has a CGC grade of FN 6.0.

Asset Description

Overview & Authentication

•	The Underlying Asset is the first comic book in The Fantastic Four series and was published by Marvel Comics on November, 1961.

•

The Underlying Asset is the issue in which the characters Mister Fantastic (Reed Richards), Invisible Girl (Susan "Sue" Storm), Human Torch (Jonathan "Johnny" Storm), and Thing (Benjamin "Ben" Grimm) made their first appearances.

•	The Underlying Asset has a CGC grade of FN 6.0.

•	The Underlying Asset is in the top 10.5% of CGC graded copies (14.0% of CGC Universal-graded copies) of Fantastic Four #1. Out of 1,583 CGC Universal-graded copies, it is one of 54 graded at CGC 6.0.

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Notable Features

•	The Underlying Asset has off-white to white pages.

•	The cover of the Underlying Asset features Mister Fantastic, Invisible Girl, Human Torch, and Thing battling Giganto (servant of Mole Man) on city streets.

•	The Fantastic Four is Marvel’s first superhero team.

Notable Defects

•	The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1961 Fantastic Four #1
Title	Fantastic Four #1
Key Issue

Origin & 1st appearance of Mister Fantastic (Reed Richards), Invisible Girl (Susan "Sue" Storm), Human Torch (Jonathan "Johnny" Storm), and Thing (Benjamin "Ben" Grimm).1st appearance of Mole Man & Giganto.

Publisher	Marvel
Issue Date	November 1961
Cover Price	$0.10
Editing	Stan Lee
Pencils	Jack Kirby
Inks	George Klein & Christopher Rule
Colors	Stan Goldberg
Letters	Artie Simek
Authentication	CGC
Grade	6.0 (Universal)
Grade Date	October 8, 2012
CGC Certification Number	1109853001

Depreciation

The Company treats assets as collectible and therefore will not depreciate or amortize the Series COM-FF160 going forward.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We provide investment opportunities in investment grade vintage comic books, collectible cards and fantasy art to Investors through the Platform, financed through various methods including, loans from the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, if we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in late 2018. As such and because of the start-up nature of the Company’s and the Manager’s business the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Managers ability to:

•	continue to source high quality vintage comic books, collectible cards and fantasy art at reasonable prices to securitize through the Platform;

•	market the Platform and the Offerings in individual series of the Company and attract investors to the Platform to acquire the interests issued by series of the Company;

•	continue to develop the Platform and provide the information and technology infrastructure to support the issuance of interests in series of the Company; and

•	find operating partners to manage the collection of vintage comic books, collectible cards and fantasy art at a decreasing marginal cost per vintage comic book, collectible card and fantasy art piece.

We have not yet generated any revenues and do not anticipate doing so until 2021.

At the time of this filing, all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All other Series have not had a Closing, but we have, or are in the process of launching these and subsequent offerings for additional series.

For the Period Ended December 31, 2019

Operating Results

Revenues are generated at the Series level. As of June 29, 2020, the Series has not generated any revenue.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager to the Company and individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits by accruing expenses on behalf of the Company pursuant to the Management Agreement, through additional capital contributions or through the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series at the sole discretion of the Manager.

As described, the Manager on behalf of the Company, including the Series MTG-ABL90, incurred $44,699.32 in operating expenses related to storage, transportation, insurance, maintenance and professional services fees associated with the Series asset we acquired, which expenses shall be accrued by the Company pursuant to the Management Agreement. Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance beginning on the closing date of the offering for such Series of interests.

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Liquidity and Capital Resources

As of December 31, 2019, the Company had $9,435 in cash or cash equivalents and the Company had no financial obligations.

On July 1, 2019, we entered into a Purchase and Sale Agreement to acquire the MTG-ABL90 for $79,000, which agreement provides that the Company shall pay the purchase price set forth in such agreement at the closing of the Offering of Interests in Series MTG-ABL90. On November 1, 2019, the Company closed this Offering and it is reflected on our balance sheet as of December 31, 2019.

Plan of Operations

At the time of the qualification of this offering statement, Series MTG-ABL90 has commenced its operations, and is capitalized. We intend for additional Series to start operations at the time of the Closing of such Series’ Offering. All assets and liabilities related to a Series that have been capitalized or incurred to date and will be capitalized or incurred until the Closing are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to the applicable Series will not transfer to such Series until such time as a Closing for such Series has occurred.

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The Company plans to launch approximately 10 to 15 additional offerings in the next 12 months. The proceeds from any offerings closed during the next 12 months will be used to acquire additional vintage comic books, collectible cards and fantasy art pieces, which we anticipate will enable the Company to reduce Operating Expenses for each series as we negotiate better contracts for storage, insurance and other Operating Expenses with a larger collection of assets. However, it should be noted that the Company may not launch enough Series or have enough Underlying Assets to realize economies of scale. Despite the Company’s best intentions, it is possible, and very likely, that the Company may not be able to launch as many offerings as it intends and thus, will not be able to realize reduced Operating Expenses per Series through economies of scale. If the Company, through, multiple Series, is able to purchase additional assets, then it is expected that for the next 12 months and beyond, such Series, collectively, will be able to manage the costs associated with maintaining the individual Series and their individual assets. We believe the Series will incur costs related to the storage and insurance of the assets. We believe, collectively, we will have sufficient cash through offerings to cover such costs until such time as individual assets are able to generate revenue. To this end, if the individual Series are unable to pay such costs, the Series and their assets may be exposed to liabilities such as not being insured and not being in a secured location. Through the Manager, the principals of the Manager are committed to providing capital to the individual Series in the event such a shortfall were to occur and to covering the costs of insurance and otherwise as may be necessary to secure and protect the assets of such Series. This commitment is not in writing.

We also intend to develop Fan Club Experiences (as described in “Description of the Business – Business of the Company” section of the Company’s Offering Circular), allowing Investors to enjoy the collection of vintage comic books, collectible cards and fantasy art pieces acquired by the Company through events, conventions, museums and other programs, which we anticipate will enable the Underlying Asset to generate revenues for the series to cover, in whole or in part, the ongoing post-closing Operating Expenses.

We do not anticipate generating any revenues in fiscal year 2019 from Fan Club Experiences to cover any of the Operating Expenses for any Series of Interests closed in fiscal year 2019 since we do not intend on launching such experiences until 2021. See the “Description of the Business – Operating Expenses” section of the Company’s Offering Circular for additional information regarding the payment of Operating Expenses.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by Mythic Markets, Inc. (“Mythic Markets” or the “Manager”), a Delaware corporation incorporated in 2018. Mythic Markets owns and operates a web-based (desktop & mobile) investment platform called Mythic Markets (the Mythic Markets platform and any successor platform used by the Company for the offer and sale of interests, the “Mythic Markets Platform”), through which Investors may indirectly invest, through a series of the Company’s interests, in vintage comic book, collectible card, and fantasy art opportunities that have been historically difficult to access for many market participants. Through the use of the Mythic Markets Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Mythic Markets Platform. Neither Mythic Markets, Inc. nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The Mythic Markets platform refers to both the investment platform and potential future trading platform. The investment platform has been fully developed and launched in conjunction with the Series Alpha Black Lotus offering. To participate, investors must complete an application on the Mythic Markets platform to subscribe.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the Broker is registered.

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The initial offering price for each Series of Interests (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the Underlying Asset, (ii) the Offering Expenses, (iii) the Acquisition Expenses, and (iv) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering as described in the section “Use of Proceeds- All Series” above.

There will be different closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Minimum Interests of such Series have been accepted. If Closing has not occurred, the Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”) which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion, such date not to exceed the date which is 18 months from the date the Offering Circular or amendment thereto, as applicable, is qualified by the SEC.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies; see “How to Subscribe” below for further details. Copies of the form of Subscription Agreement for each Series are attached starting with Exhibit 4.1 and onwards.

The Manager, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with an Offering will be responsible for the fees and costs of such separate representation.

The Manager shall ensure that certain conditions are met before an Offering is closed, including (1) verification of the status of the Asset Seller of the applicable Underlying Asset, and agreements related to the asset sale, (2) verification of the condition of the Underlying Asset, and (3) other specific market conditions that must be satisfied in the Manager’s sole discretion. If these conditions are not met, investors will be promptly refunded their investment.

From time to time, the Manager may promote the Mythic Markets platform, or certain Series, by distributing Interests in Series for less than fair value or for no specific value.  The Manager’s distribution of such Interests will generally serve as an incentive for third party promotion of the Mythic Markets platform or certain Series.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the interests of the Company (in connection with this Series or any other series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

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For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.

an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the Broker, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest and the maximum subscription by any Investor (other than the Manager) in any Offering is for Interests representing 25% of the total Interests of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager. The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion.

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Broker

North Capital Private Securities Corporation is acting as our executing broker in connection with the sale of our interests pursuant to an amended and restated solicitation agreement, or the Solicitation Agreement. It is understood that the Broker does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors. The Company will be responsible to for marketing the Interests and will refer potential investors to the Mythic Markets Platform, which is powered by certain platform technology that our manager has licensed from the Broker. There, potential investors will be able to review this offering circular and all subscription documents and purchase securities in each offering. The Broker will have access to the subscription information provided by potential investors and will serve as broker of record for each offering by processing transactions by potential investors through the platform technology and providing investor qualification services (e.g. Know Your Customer and Anti Money Laundering checks). The Broker will not actively market or solicit for investors on behalf of the Company or its Series.

The Broker is a broker-dealer registered with the Commission and a member of FINRA and SIPC and will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive a Brokerage Fee but will not purchase any interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any offering.

In addition to the Brokerage Fee described below, if, within six (6) months after the termination of Solicitation Agreement, we complete any private financing of equity, equity-linked or debt or other capital raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any investors in any offering that were identified by the Broker, we will pay the Broker upon the closing of such financing one percent (1%) of the amount of such investor’s investment in such offering.

Pursuant to the Solicitation Agreement, we agreed that we will not engage any person to perform services similar to those provided by the Broker under the Solicitation Agreement without the Broker’s written consent.

The amount recoverable under any claim by us against the Broker is limited to the aggregate of fees payable by us to the Broker under the Solicitation Agreement. We agreed to indemnify the Broker and each of its affiliates and their respective directors, officers and employees for any loss, claim, damage, expense or liability incurred by the other (including reasonable attorneys’ fees and other expenses in investigating, defending against or appearing as a third-party witness in connection with any action or proceeding) in any third party claim arising out of a material breach (or alleged breach) by us of any provision of the Solicitation Agreement, or as a result of a material violation of any law or regulation.

The Solicitation Agreement may be terminated by either party at any time upon the provision of sixty days prior written notice thereof to the other.

Transfer Agent

The transfer agent of the Series being offered hereby is West Coast Stock Transfer.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements among the Broker, the Escrow Agent, and our company, on behalf of each series. Copies of the escrow agreements for each series are attached starting with Exhibit 8.1 and onwards.

Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in “—Fees and Expenses” below; however, our manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent.

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the Interests associated with that Series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, underwriting, filing, banking, compliance costs, and brokerage fees as applicable, related to a specific offering (and exclude ongoing costs described in Operating Expenses).

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As compensation for providing the services described in the Services Agreement to us in connection with each Offering, the Broker will receive certain brokerage fees beginning with and following the Series MTG-94BOX. The fees paid to the Broker consist of three parts, which will be referred to as the “Initial Fee”, the “Series Fee”, and “Secondary Series Fee”, together, the “Brokerage Fees”. The Initial Fee consists of a 1% commission paid on gross proceeds raised through all series offerings. The Series Fee consists of a 7.5% commission on gross proceeds in this offering for all series until the Broker has received $10,000 in fees. The Series Fee is paid by our manager without reimbursement by the company. Following receipt of the Series Fee by the Broker, the Broker will then receive a Secondary Series Fee consisting of a 7.5% commission on the gross proceeds for each series until the Broker has received up to $1,000. Notwithstanding the foregoing, the Broker will not receive any fee on funds raised from the sale of Interests to our manager, its affiliates or the asset sellers. The Broker shall also receive reimbursements for out-of-pocket expenses incurred in performance of the services under the Services Agreement. These reimbursements are not to exceed $10,000 in the aggregate in connection with the offerings.

Our manager will be responsible for payment of the Series Fee, while each Series of Interests will be responsible for paying the Initial Fee and the Secondary Series Fee to the Broker in connection with the sale of interests in such series. Our manager will not be reimbursed for payment of the Secondary Series Fees. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds of such offering.

In addition to the Brokerage Fees, our manager pays North Capital Investment Technology, the parent company of the Broker, a monthly administrative fee of $500 for technology tools to facilitate our company’s offerings of the interests. Our manager will also pay North Capital Investment Technology a one-time installation and setup fee of $2,500. This fee is capped at $100,000 for the offerings in the aggregate, regardless of the number of series. The technology fees with respect to our company will be paid by our manager to North Capital Investment Technology.

The Broker will monitor all compensation, from any source, and will ensure that its total compensation for each offering, and all offerings, does not exceed 8% of the total offering proceeds in the aggregate.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation) and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Mythic Markets Platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering.

Sourcing Fee

The Manager is entitled to a Sourcing Fee of up to five percent (5%) of the purchase price of an applicable Underlying Asset as compensation for sourcing each Underlying Asset (the “Sourcing Fee”). The Manager may elect to receive a reduced Sourcing Fee in connection with an Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Mythic Markets Platform. The contents of the Mythic Markets Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table.

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The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series of Interests must:

1.	Visit MythicMarkets.com and sign up for a user account on Mythic Markets’ marketplace.

2.	Verify your email address and Log in to Mythic Markets’ marketplace.

3.	Click on “Marketplace” which will bring you to the offerings page which will display all the available opportunities to invest.

4.	Select “Learn more” on the offering you are interested in.

5.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

6.	If you are ready to invest, click the “Buy shares” button on the Offering Details page.

7.	Complete the KYC process by entering your name, address, date of birth, and social security number. All data is encrypted.

8.	Enter your banking information for ACH transfer to the offering’s escrow account and confirm your investment.

9.	Input the number of Non-Voting Interests that you would like to purchase.

10.	Review and sign the Subscription Agreement that will be sent to you via HelloSign (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Mythic Markets Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into the escrow account for the series. The only acceptable method of payment for this offering is by Automated Clearing House (“ACH”). The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

The Manager and the Broker will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the Broker will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw an Offering at any time prior to Closing.

Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the Amended and Restated Limited Liability Company Agreement of the Company (the “Operating Agreement”). The Company, the Manager and the Broker will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager and the Broker that an Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

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DESCRIPTION OF THE BUSINESS

Overview

The vintage comic book, collectible card and fantasy art market, a global, multi-billion-dollar industry (based on estimates by Statista), is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from vintage comic book, collectible card and fantasy art assets, and (ii) a very large number of vintage comic book, collectible card and fantasy art enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the asset class.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the vintage comic book, collectible card and fantasy art market. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity interests in “blue-chip” vintage comic book, collectible card and fantasy art assets through a seamless investment experience through the Mythic Markets Platform. It is expected that most of the value for investors of the Underlying Assets will be through appreciation, however, eventually, the Company, for its various Underlying Assets and Series, intends to launch certain fan experiences, called “Fan Club Experiences.” However, the Company has not entered into any agreements for such experiences and does not plan to launch any such experiences until 2021 when the Company has sufficient Underlying Assets in designated Series to justify the expense associated with such events as well as the effort. Eventually, it is the Company’s intention that investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and conventions, as part of the Fan Club Experiences. The objective is to use revenue generated from these Fan Club Experiences to fund the highest caliber of care for the vintage comic books, collectible cards and fantasy art pieces in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for insurance and storage facilities, and to generate Free Cash Flow distributions to equity Investors in the Underlying Assets. “Free Cash Flow” is defined as the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by the Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the Underlying Asset, provided that Free Cash Flow does not include proceeds from a sale of an Underlying Asset. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and brokers interested in selling their vintage comic books, collectible cards and fantasy art will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting vintage comic books, collectible cards and fantasy art. Auction and consignment models can typically include upwards of ~20% of asset value in transaction costs and buyer premiums, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series. However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s vintage comic book, collectible card and fantasy art collection at the Fan Club Experiences which are not expected to launch until 2021, for which we have not entered into any agreements.

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We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of blue-chip vintage comic books, collectible cards and fantasy art pieces for the benefit of the Investors. In addition, through the use of the Mythic Markets Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and through the use of the Mythic Markets Platform, aims to provide:

I. Investors with access to blue-chip vintage comic book, collectible card and fantasy art assets for investment, portfolio diversification and secondary market liquidity for their Interests (although there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained).

II. Vintage Comic Book, Collectible Card and Fantasy Art Seller(s) with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Mythic Markets Platform.

III. All Mythic Markets Platform users with a premium, highly curated, engaging media experience, including audiovisual content, virtual and augmented reality, community, and market sentiment (e.g. “fantasy collecting”) features. The investable assets on the platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the platform and enable users to share personal sentiment on all types of assets.

IV. All Mythic Markets Platform users and others with opportunities to engage with the vintage comic books, collectible cards and fantasy art pieces in the Company’s collection through a diverse set of tangible interactions with assets on the platform and unique collective ownership experiences (together, the “Fan Club Experiences”) such as:

A. Grand Prix events (e.g., interactions with comic artists and game designers, casual drafts and competitive tournaments, major convention presence)

B. Visit & interact at Mythic Markets “museums” (i.e., Open HQ, pop-up experiences with partner businesses, or exhibitor booths at major auctions/events/conventions where users can view the assets in person and interact with each other in a social environment);

C. Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in galleries or at events); and

D. Other asset related products (e.g., merchandise, social networking, communities).

A core principle of vintage comic book, collectible card and fantasy art collecting is the enjoyment of the assets. As such, the ultimate goal of the Fan Club Experiences will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Fan Club Experiences within mandated usage guidelines) while supporting the potential generation of financial returns for Investors in each series. The Fan Club Experiences, with appropriate controls and incentives, and active monitoring by the Series Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Series Manager considers it beneficial to Investors, we plan to include the Series Alpha Black Lotus, Series 1994 MTG Boxes and other Series, from time to time, in the Fan Club Experiences.

Despite the plans of the Company, it should be noted that Fan Club Experiences are not expected to launch until 2021 and the Company has a significant amount of assets for the Fan Club Experiences will be an enjoyable and profitable experience. The Company has not entered into any contracts regarding Fan Club Experiences and Investors are discouraged from investing solely on the basis of the plans of Fan Club Experiences. Instead, Investors should invest because they believe that the Underlying Asset of their Series will increase in value based on the Underlying Asset and the marketplace itself.

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Our objective is to become the leading marketplace for investing in collector quality fandom and pop- culture assets (including vintage comic books, collectible cards and fantasy art pieces) and, through the Mythic Markets Platform, to provide Investors with financial returns commensurate with returns in the vintage comic book, collectible card and fantasy art market, to enable deeper and more meaningful participation by vintage comic book, collectible card and fantasy art enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class vintage comic book, collectible card and fantasy art collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the vintage comic book, collectible card and fantasy art industry, there is potentially significant competition for the underlying assets, which the Company securitizes through its offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as high-end collectibles brokers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the vintage comic book, collectible card and fantasy art industry, such as high-end collectibles brokers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the underlying assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of collectible assets, developing in the industry, which will result in additional competition for underlying assets, but so far none of these models focus on the regulated securities market.

With the continued increase in popularity of the vintage comic book, collectible card and fantasy art market, we expect competition for the underlying assets to intensify in future. Increased competition may lead to increased vintage comic book, collectible card and fantasy art prices, which will reduce the potential value appreciation that interest holders may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art, collectibles, cars or wine, who may decide to enter the vintage comic book, collectible card and fantasy art market as well.

Customers

We target the broader U.S. vintage comic book, collectible card and fantasy art enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering.

Manager

The Operating Agreement designates the Manager as the managing member of the Company. The Manager will generally not be entitled to vote on matters submitted to the Interest Holders. The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the interest holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the interest holders.

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In the event the Manager resigns as managing member of the Company, the holders of a majority of all interests of the Company may elect a successor managing member. Holders of interests in each series of the Company have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each series. If the Manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager intends to assemble an expert network of advisors with experience in relevant industries (the “Advisory Board”) to assist the Manager in identifying and acquiring the vintage comic books, collectible cards and fantasy art pieces, to assist the Series Manager in managing the vintage comic books, collectible cards and fantasy art pieces, and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any series and do not have any fiduciary or other duties to the interest holders of any series.

Operating Expenses

Operating Expenses are allocated to each series based on the Companies Allocation Policy (see “Allocation of expenses” below). Each series is only responsible for the Operating Expenses associated with such series, as determined by the Manager in accordance with the Allocation Policy, and not the Operating Expenses related to any other Series. Upon the Closing, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

I. any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing, maintenance and utilization of the Underlying Asset;

II. fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

III. fees, costs and expenses of a third party registrar and transfer agent appointed in connection with a Series of Interests;

IV. fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

V. any indemnification payments;

VI. any and all insurance premiums or expenses incurred in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Fan Club Experiences (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Series Manager); and

VII. any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

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The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any Series detailed in the Master Series Table. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Underlying Asset related to such Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager

The Operating Agreement provides that none of the Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any series or any interest holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Series Agreement

The Series referenced in the Master Series Table; will each appoint the Manager to serve as Series Manager (the “Series Manager”) to manage the Underlying Asset pursuant to a Series Agreement (the “Series Agreement”).

The services provided by the Series Manager will include:

·	Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

·

Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the Series Manager deems necessary to ensure the proper performance of its obligations under the Series Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Series Manager necessary or desirable for the performance of any of the services under the Series Agreement; and

·	Developing standards for the transportation and care of the Underlying Assets.

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The Series Agreement entered with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of Mythic Markets, Inc. as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Series Agreement or (iv) such other date as agreed between the parties to the Series Agreement.

Each series will indemnify the Series Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Series Manager under the Series Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing the Underlying Asset, the Series Manager will be paid a semi-annual fee pursuant to the Series Agreement equal to 50% of any available Free Cash Flow generated by a Series for such six-month time period (the “Management Fee”). The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the vintage comic book, collectible card and fantasy art market. We intend to acquire vintage comic book, collectible card and fantasy art assets ranging from Golden and Silver Age comic books, Magic: The Gathering, Pokemon cards, original fantasy art as well as various other categories across the spectrum of vintage comic book, collectible card and fantasy art assets. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets (Graded 9 and above as defined by Beckett Grading Services and Professional Sports Authenticator, Graded 4.5 and above as defined by Certified Guaranty Company and other similar industry grading companies, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors on the Mythic Markets Platform) and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment and utilization by the Investors.

We anticipate that our Advisory Board will assist in the identification of vintage comic books, collectible cards and fantasy art pieces and in finding and identifying collectible related service providers. We believe this will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the vintage comic book, collectible card and fantasy art market, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, along with our Advisory Board, will endeavor to only select assets with known ownership history, pre-purchase inspections, and other related records. The Manager, along with our Advisory Board, also considers the condition and grading of the assets, historical significance, provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Mythic Markets Platform. The Manager, together with the Advisory Board, will review asset selection criteria at least annually. The Manager will seek approval from the Advisory Board for any major deviations from these criteria.

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Through the Company’s network and Advisory Board, we believe that we will be able to identify and acquire vintage comic book, collectible card and fantasy art assets of the highest quality and known provenance, and obtain proprietary access to publisher limited production assets, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Mythic Markets Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or brokers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset acquisition

The Company plans to acquire underlying assets through various methods:

1. Upfront purchase – the Company acquires an underlying asset from an Asset Seller prior to the launch of offering related to the series

2. Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an underlying asset, which may expire prior to the closing of the offering for the related series, in which case the Company is obligated to acquire the underlying asset prior to the closing

3. Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the underlying asset

In the case where an underlying asset is acquired prior to the launch or closing, as the case may be, of the offering process for the related series, the proceeds from the associated offering, net of any Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such underlying asset.

From time to time, and as was the case for the Series Alpha Black Lotus, the Company or its Affiliates may elect to acquire an asset opportunistically prior to the offering process. In such cases, the proceeds from the associated offering, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the asset or repay any loans made to the Company, plus applicable interest, to acquire such assets.

In the case where, rather than pre-purchasing assets before the closing of an Offering, the Company plans to negotiate with Asset Sellers for the exclusive right to market, for a period of time (the “exclusivity period”) an asset on the Mythic Markets Platform to Investors. The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement with an Asset Seller which would close simultaneously upon the closing of the offering of interests in the series associated with that asset. Then, upon closing a successful offering, the Asset Seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the asset (as negotiated in the asset purchase agreement for such vintage comic book, collectible card or fantasy art pieces) and the asset would be held by, or for the benefit of, the applicable series.

Additional details on the acquisition method for each Underlying Asset can be found in the Master Series Table and in the “Use of Proceeds – All Series” section for each respective Series.

Asset liquidity

The Company intends to hold and manage all of the assets marketed on the Mythic Markets Platform indefinitely. Liquidity for Investors would be obtained by transferring their interests in a series (although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate an entire asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g. lack Investor demand for its interests) or suffer from a catastrophic event, the Manager may choose to sell the asset. As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation or accrued Management Fee, on the asset or of the series at that time).

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Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Asset, along with other assets in a professional facility and in accordance with standards commonly expected when managing vintage comic books, collectible cards and fantasy art pieces of equivalent value and always as recommended by the Advisory Board.

The Company currently leases space in secure storage facilities in Oregon for the purposes of storing Underlying Assets in a controlled environment other than when some or all of the underlying assets are used in Fan Club Experiences or are otherwise being utilized for marketing or similar purposes.

The Company also currently leases several safe deposit boxes in the vault of a commercial banking facility in Oregon for the purposes of storing the Underlying Asset in a secure, highly controlled environment or is otherwise being utilized for marketing or similar purposes. The facility is monitored by staff approximately 49 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Series Manager in conjunction with members of the Advisory Board.

The Manager and the Series Manager is located at 16 Lagoon Ct, San Rafael, CA 94903 and presently has three full-time employees and five part-time contractors. The Company does not have any employees.

Government regulation

Regulation of the vintage comic book, collectible card and fantasy art industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series of Interests to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Legal proceedings

None of the Company, any series, the Manager, the Series Manager or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocations of expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable Series of Interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets (e.g., in respect of collectible insurance) or the number of interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

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Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Fan Club Experiences (Mythic Museum, Grand Prix Tournaments, etc.) (not expected until 2021)	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Underwriting expense incurred	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork of a series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each underlying asset
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an underlying asset, prior to the closing of an offering

Allocable directly to the applicable Underlying Asset
Operating Expense	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Fan Club Experiences	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Transportation to Fan Club Experiences	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of Underlying Assets
	Other Fan Club Experience related expenses (e.g., special guest and artist fees, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

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MARKET OPPORTUNITY

The vintage comic book, collectible card and fantasy art market has truly become a globalized industry as vintage comic books, collectible cards and fantasy art pieces have begun trading hands internationally and collectors and enthusiasts are attending an increasing number of auctions and conventions across the globe.7 The core markets include the U.S., Europe and Asia; however, we believe growing markets for vintage comic books, collectible cards and fantasy art in places such as Latin America and Russia create more price insulation from localized market conditions as demand is less tied to the specific health of the general U.S. economy. We do not have a statistic on this matter.

We believe that the market for highly coveted, investment grade, vintage comic book, collectible card and fantasy art assets will continue to appreciate and generate financial returns for Investors. We further believe that The Walt Disney Company’s acquisition of Marvel Entertainment will lead to the development of new experiences and theme parks dedicated to the genre, and will exacerbate the trend. Similarly, to the extent the macro-investment environment continues to be defined by moderate interest rates and potentially volatile returns in traditional asset classes, high performing alternative asset classes should continue to gain in prominence and benefit from positive funds flows into these asset classes. Like art and other passion asset classes, we believe that vintage comic books, collectible cards and fantasy art will continue to become a more permanent part of many Investors’ investment thesis, further increasing transparency and liquidity in this market. Sharing economy business models, like those offered by the Fan Club Experiences, will become a more efficient and enjoyable way to participate in the vintage comic book, collectible card and fantasy art hobby independent of investment activities, particularly among younger generations that derive more value from living asset-light and experience-heavy lifestyles. In should be noted that Fan Club Experiences are not expected to launch until 2021.

The popularization of the vintage comic book, collectible card and fantasy art market has been accelerated through the growth of global collectible card game tournaments and eSports leagues (e.g. Magic: The Gathering Pro Tour and Grand Prix), the superhero film genre (e.g., Wonder Woman, Black Panther), mobile gaming (e.g., Pokemon Go), televised and streaming content (e.g., Twitch, YouTube Gaming), vintage comic book, collectible card and fantasy art auctions (e.g., Heritage Auctions, Comic Connect, Comic Link, PWCC Auctions), conventions (e.g., Comic-Con International, Gen Con, PAX, BlizzCon) and the aforementioned broadening of the collectible scope of vintage comic books, collectible card games and fantasy art pieces. These all lead to increased participation and interest in vintage comic books, collectible cards and fantasy art by a larger range of people and income classes.

Another factor pushing the growth of the vintage comic book, collectible card and fantasy art market is the introduction of new technologies and cultural norms including online gaming, digital asset collecting, and reimagining classic superhero characters to appeal to new and broader audiences. For example, the extreme price increase of All Star Comics #8 (first appearance of Wonder Woman) has been spurred by the cultural popularity and box office success of the Wonder Woman film. Similarly, the global success of the Pokemon Go mobile game has driven increased demand for key holofoil cards of the offline card game. In coming years, we anticipate continued growth and evolution in how comic books, collectible cards and fantasy art pieces are created and consumed.

____________________

7 Lewis, Al. 10 Reasons Comic Books Are the Best Investment. MarketWatch, 14 Aug. 2013, www.marketwatch.com/story/10-reasons-comic-books-are-the-best-investment-2013-08-14.

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Although the global market is significantly larger, the key available, reliable statistics are for the U.S. market only.

Comichron, ICV2 and Statista estimate the 2018 comic book, collectible card and fantasy art retail market in the U.S. involved approximately $1.5 billion in transaction value (growing 4.9% annually).89 This represents a ~42% increase since 2010.10 We believe that the majority of the market for buying and selling of vintage comic books, collectible cards and fantasy art is outside of the public eye with very little transparency and extremely limited access to a large number of potential market participants.

We believe the overall macro- economic environment remains favorable for high performing alternative asset classes, including vintage comic books, collectible cards and fantasy art. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for Investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

MANAGEMENT

Manager

The Manager of the Company is Mythic Markets, Inc., a Delaware corporation formed on July 23, 2018.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager will make decisions with respect to all asset acquisitions and dispositions. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Fan Club Experiences in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be. In should be noted, Fan Club Experiences are not expected to launch until 2021.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders. The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

__________________

8 Comic Book Sales by Year. (n.d.). Retrieved from http://www.comichron.com/yearlycomicssales.html

9 Card Games - United States | Statista Market Forecast. Statista, www.statista.com/outlook/14030000/109/card-games/united-states#market-revenue.

10 Comics sales revenue in North America 2017 | Statistic. (n.d.). Retrieved from http://www.statista.com/statistics/576036/comics-revenue/

Responsibilities of the Manager

The responsibilities of the Manager include:

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Asset Sourcing and Disposition Services:

•	Together with members of the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

•	Create and manage all series of interest for offerings related to Underlying Assets on the Mythic Markets Platform;

•	Develop offering materials, including the determination of its specific terms and structure and description of the Underlying Assets;

•	Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

•	Prepare all marketing materials related to offerings;

•	Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

•	Create and implement various technology services, transactional services, and electronic communications related to any offerings;

•	All other necessary offering related services, which may be contracted out;

Asset Monetization Services:

•	Create and manage all Fan Club Experiences and determine participation in such programs by any Underlying Assets;

•	Evaluate and enter into service provider contracts related to the operation of Fan Club Experiences (the Company has not yet entered into any such agreements);

•	Allocate revenues and costs related to Fan Club Experiences to the appropriate series in accordance with our allocation policy which is not expected until 2021;

•

Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Fan Club Experiences. The Company has not yet entered into any such relationships.

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Interest Holder Relationship Services:

•	Provide any appropriate updates related to Underlying Assets or offerings electronically or through the Mythic Markets Platform;

•	Manage communications with Interest Holders, including answering emails, preparing and sending written and electronic reports and other communications;

•	Establish technology infrastructure to assist in providing Interest Holder support and services;

•	Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

•	Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

•	Manage and perform the various administrative functions necessary for our day-to-day operations;

•

Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any series by the Manager to cover any Operating Expense shortfalls;

•	Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

•

Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

•	Maintain all appropriate books and records for the Company and all the Series of Interests;

•	Obtain and update market research and economic and statistical data in the Underlying Assets and the general vintage comic book, collectible card and fantasy art market;

•	Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	Provide all necessary cash management services;

•

Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

•	Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

•	Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

•	Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•	Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

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Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)
Joseph Mahavuthivanij	39	Chief Executive Officer, Director	07/2018
Debra Lin	35	Chief Product Officer	07/2018
Theodore Stiefel	47	Chief Financial Officer	12/2018
Nik Talreja	35	General Counsel	11/2019

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Joseph Mahavuthivanij, Chief Executive Officer

Joe is a serial entrepreneur with experience building businesses in the consumer internet space. From 2013 to 2015, Joe was the co-founder and CEO of Padworthy, a platform helping landlords perform online tenant screenings, credit reports, and background checks. Prior to Padworthy, Joe co-founded Yapsie, an online community of pet owners reviewing local pet-friendly experiences, where he worked from 2010 to 2012.

Prior to co- founding Mythic Markets, Joe worked in venture capital at Social Leverage, an early stage venture capital firm specializing in fintech and enterprise SaaS investments. Joe worked at Social Leverage from 2015 to 2018.

In 2017, Joe also served as the Head of US Partnerships for Onfido, a global ID verification company. Joe worked directly with the CEO to structure the sale of the company’s background checking business, as well as assisted in the company’s series B and series C rounds of financing.

Joe is the host of the popular VentureForth Podcast, sharing the stories of top performing entrepreneurs and investors.

Joe graduated from the University of California, San Diego with a degree in Psychology.

Debra Lin, Chief Product Officer

Debra is a user experience and product designer with eight years experience leading the development of software platforms across industries including healthcare, solar, finance, consumer internet, communities, and business tools.

Prior to co-founding Mythic Markets, Debra was a core contributor to digital health innovations at Siemens Healthineers (2017-2018), internal business tools at Google (2015-2017), product design and branding at Mosaic (2013-2014), and consumer applications at Ask (2013) and Wikia (2011-2012).

Debra was the founding designer at Yapsie, an online community of pet owners reviewing local pet-friendly experiences, where she worked from 2010 to 2012.

Debra earned her degree in Psychology with a professional certification in Graphic & Web Design from the University of California, San Diego.

Theodore Stiefel, Chief Financial Officer

Ted is an accounting and finance professional with over 10 years of experience and an expert understanding of business accounting principles and financial analysis. Ted is a California-licensed CPA and has led the finance organizations across industries including enterprise SaaS, private equity, biotechnology, pharmaceuticals, and real estate.

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Ted is currently leading the finance function at Innovapptive. Between 2014-2018, Ted led the tax, valuation, and back office function for CRG LP (fka Capital Royalty LP), a $2.5B private equity firm. Ted also led finance for BioNano Genomics (2012-2014), and Scantibodies Laboratory (2010- 2011).

Ted has a BS in Biology from the University of California, San Diego and an MBA with specialization in finance and entrepreneurship from San Diego State University.

Nik Talreja, General Counsel

Nik is an attorney and finance professional with over seven years of experience working with high-growth companies. Nik currently serves as a co-founder and managing partner of Talis Partners, LLP. Prior to co-founding Talis Partners, Nik was an associate at leading law firms Cooley, LLP and Weil, Gotshal & Manges.

Nik has a BS in Corporate Finance from the University of Southern California and a JD with specialization in Business Law from the UCLA School of Law.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board will support the Company, the Series Manager and the Manager and consists of members of our expert network and additional advisors to the Manager. It is anticipated that the Advisory Board will review the Company’s relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

I. Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

II. Evaluating all asset acquisitions;

III. Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

IV. Providing guidance with respect to the appropriate levels of annual collectible insurance costs and maintenance costs specific to each individual asset;

V. Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a series or the Economic Members, on the other hand, or the Company or a series, on the one hand, and another series, on the other hand;

VI. Approving any material transaction between the Company or a series, on the one hand, and the Manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;

VII. Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Members at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Members are in accordance with our policies; and

VIII. Approving any service providers appointed by the Manager in respect of the Underlying Assets.

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The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise. The Members of the Advisory Board are not managers or officers of the Company or any series and do not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service by issuing to them shares of common stock in the Manager subject to traditional vesting terms. As such, it is anticipated that the members of the Advisory Board will be compensated by the Manager and that their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the vintage comic book, collectible card and fantasy art market. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations. To date one individual has formally joined the Manager’s Advisory Board:

Jon Saso

Jon is an industry leading expert in the sourcing and valuation of comic books, collectible card games, fantasy art and sports memorabilia. Jon is the founder and CEO of ChannelFireball, one of the largest retailers, communities and media companies for Magic: The Gathering products and content. ChannelFireball Events (CFBE), a subsidiary of ChannelFireball, is Wizards of the Coast’s exclusive global partner to run all Grand Prix events.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Mythic Markets, Inc. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) and, in its capacity as Series Manager, a Management Fee. Neither the Manager nor its affiliates will receive any selling commissions or broker fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2018 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Mythic Markets, Inc.	Manager	$0	$0	$0

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The Manager will receive Sourcing Fees for each subsequent offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds – All Series” section of the respective offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a series revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Series Manager may receive a Management Fee as described in “Description of the Business –Management Fee.” To date, no Management Fees have been paid by any series and we do not expect to pay any Management Fees in Fiscal Year 2019.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by Mythic Markets, Inc. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests in the Series acquired on the same terms as the other Investors. The address of Mythic Markets, Inc. is 16 Lagoon Ct, San Rafael, CA 94903.

As of date of this filing, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
Interests – Series MTG-ABL90		2,000	117 / 5.85%	$90,000
Interests – Series MTG-94BOX		2,000	-	$54,000
Interests – Series ART-GGMTG		2,000	-	$143,000
Interests – Series COM-AF157		2,000		$92,000
Interests – Series ART-BHERO		1,000		$ 42 ,000
Interests – Series COM-FF160		1,000		$32,000

1. Mythic Markets, Inc., the Manager is the beneficial owner of these Interests.

2. Upon designation of the Series, Mythic Markets, Inc. became the initial member holding 100% of the interest in the Series. Upon the Closing of the Offering, Mythic Markets, Inc. expects to own at least 2% of each of the Series.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement for each Series, attached hereto as Exhibit 4.1 and onwards, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”). The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole. In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company interests of the Company and not in a separate legal entity. The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interest in connection with any Offering.

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Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests. We intend that each Series of Interests will own its own Underlying Asset. We do not anticipate that each Series of Interests will acquire any Underlying Assets other than the respective Underlying Assets. A new Series of Interests will be issued for future Underlying Assets. An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met, (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series. Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities. As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18- 215, 18-607 and 18-804 of the LLC Act). Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below). The Manager, an affiliate of the Company, will own a minimum of 2% of the Interests in each Series of Interests acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to perform on any purchase and sale agreements, repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition of each Offering (please see the “Use of Proceeds – All Series” section for each Offering for further details).

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Further issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table are being offered and sold pursuant to this Offering Circular. The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 qualified purchasers (no more than 500 of which may be non-”accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with an Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

_____________

11 http://www.polygon.com/2019/3/5/18251623/magic-the-gathering-black-lotus-auction-price

12 http://icv2.com/articles/news/view/42632/rare-m-tg-alpha-black-lotus-nearly-doubles-price-last-ebay-auction

Any Free Cash Flow generated by the Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority: I. repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

II. thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

III. thereafter, 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

IV. up to 50% to the Series Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series. For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

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Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

I. the removal of the Manager;

II. the dissolution of the Company upon the for cause removal of the Manager, and

III. an amendment to the Operating Agreement that would:

A. enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

B. reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

C. change the situations in which the Company and any Series can be dissolved or terminated;

D. change the term of the Company (other than the circumstances provided in the Operating Agreement); or

E. give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders in any Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of the Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest in respect of any matter put to the Interest Holders. However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

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The Manager has broad authority to take action with respect to the Company and any Series. See “Management” for more information. Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

·

Acquire title or management control of Underlying Asset(s) (by purchase, lease, purchase option, installment contract) from any Person as the Series Manager(s) may determine, whether or not such Person is directly or indirectly affiliated or connected with the Founder or any Series Member;

·

Borrow money for a Series (or their Subsidiaries) from banks, other lending institutions, other Series Members, or the Founder, on such terms as the Series Manager deems appropriate, and in connection therewith, to hypothecate, encumber and grant security Interests in the assets of a Series to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of any Series except by the Series Manager(s), or, to the extent permitted under the Act and this Agreement, by agents or employees associated with a Series or the Series Manager(s) expressly authorized by the Series Manager(s) to contract such debt or incur such liability;

·

Purchase liability and other insurance to protect the property and business or the Company or Series, and/or directors and officers for the assets of a Series, the Series itself, the Series Manager, the Company, or its Founder;

·	Hold, own and/or operate such assets in the name of a Series or its Subsidiary, as appropriate;

·	To joint venture with other companies to accomplish the objectives of the Company or a Series;

·

Form new, single purpose entities, e.g., limited liability companies, limited partnerships, corporations, or trusts, (Subsidiaries) to take title to or management control of a specific Underlying Asset(s), so long as the Subsidiary is managed by the Founder or an Affiliate;

·

Sell or otherwise dispose of all or substantially all of the assets of a Series as part of a single transaction or plan as long as such disposition is not in violation of or a cause of a default under any other agreement to which such Series may be bound;

·

Execute on behalf of a Series all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of such Series’ property; assignments; bills of sale; leases; and any other instruments or documents necessary, appropriate, convenient, advisable or incidental to the business of such Series;

·	Employ accountants, legal counsel, managing agents or other experts to perform services for the Company with respect to a Series;

·

Pay, collect, compromise, litigate, arbitrate, or otherwise adjust or settle any and all other claims or demands of or against such Series or to hold such proceeds against the payment of contingent liabilities;

·	Enter into any and all other agreements on behalf of the Company with respect to a Series, as appropriate; and

·	Do and perform all other acts as may be necessary, appropriate, convenient, advisable or incidental to the conduct of such Series’ business.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

·	do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

·

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

·

are necessary or appropriate to facilitate the trading of Interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

·	are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

·	are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Assets of each series.

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Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following:

·	By sale of all or substantially of the Series’ Underlying Asset(s) and dissolution of all Subsidiaries;

·	By the unanimous written agreement of all Series Managers and the Founder; or

·	Upon the entry of decree of judicial dissolution.

The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Series Manager or Series Member or the occurrence of any event that terminates the continued membership of any Series Member in a Series shall not in and of itself cause the dissolution of the Company.

If a Series Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage its person or property. The Series Member’s executor, administrator, guardian, conservator, or other legal representative may exercise all of the Series Member’s rights for the purpose of settling the Member’s estate or administering its property. If a Series Member is an entity and is dissolved or terminated, the powers of that Series Member may be exercised by its legal representative or successor.

A Series shall remain in existence until the earlier of the following:

·	Upon dissolution of the Company;

·	On sale or disposition of all of the Underlying Asset(s) and dissolution of its Subsidiaries; or

·	At the time in which there are no Series Members in a Series;

·	Upon the entry of a decree of judicial termination.

Other than in connection with a transfer of Membership Interests in accordance with this Agreement, a Series Member shall not take any voluntary action (including, without limitation, resignation) that directly causes it to cease to be a Series Member.

The termination and winding up of a Series shall not cause the dissolution of the Company (even if there are no remaining Series so long as the Founder is still a Member); nor shall it cause the termination of any other Series. The termination of a Series shall not affect the limitation on liabilities of such Series or any other Series formed by the Founder as provided in this Agreement and consistent with the Act.

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors”, (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests. There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will. Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions. To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

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Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager. The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Mythic Markets, Inc. as the Series Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Series Manager (including if the Manager or Series Manager appointed is not Mythic Markets, Inc.). If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our Interests.” Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts. Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial”. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

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Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

I. banks, insurance companies or other financial institutions;

II. persons subject to the alternative minimum tax;

III. tax- exempt organizations;

IV. dealers in securities or currencies;

V. traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

VI. persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

VII. certain former citizens or long-term residents of the United States;

VIII. persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

IX. persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

X. persons deemed to sell our Interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders. Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; Prospective investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

75

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the series listed in the Master Series Table to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus each Series of Interests, will be taxed at regular corporate rates on its income before making any distributions to Interest Holders.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2019, that amount is $12,950).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

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Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding this Offering Circular should be directed to:

Mythic Collection, LLC

16 Lagoon Ct

San Rafael, CA 94903

E-Mail: team@mythicmarkets.com

Tel: 415-335-6370

Attention: Joseph Mahavuthivanij

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

77

MYTHIC COLLECTION LLC

(a Delaware series limited liability company)

Financial Statements

For the inception period of January 30, 2019 (inception) through December 31, 2019

78

INDEPENDENT AUDITOR’S REPORT

March 6, 2020

To: Board of Managers, Mythic Collection, LLC

Re: Inception period 2019 Financial Statement Audit

We have audited the accompanying financial statements of Mythic Collection, LLC (the “Company”), which comprise the balance sheets as of December 31, 2019, and the related statements of operations, stockholders’ equity/deficit, and cash flows for the inception period of January 30, 2019 (inception) through December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations, shareholders’ equity/deficit and its cash flows for the inception period of January 30, 2019 (inception) through December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 – Going Concern to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

F-1

MYTHIC COLLECTION, LLC

Balance Sheet

December 31, 2019

See Independent Auditor’s Report

ASSETS	2019
Current Assets
Cash and cash equivalents	$9,435
Total Current Assets	9,435

Non-Current Assets
Collectible Assets (see Note 2)	79,000
Total Non-Current Assets	79,000

TOTAL ASSETS	$88,435

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
Liabilities
Current Liabilities
Advances payable to Manager (see Note 5)	$0
Total Current Liabilities	0

Total Liabilities	0

Members' Equity/(Deficit)
Subscription in series, net of distributions (See Note 6)	90,000
Membership Interest	1,000
Accumulated deficit	(2,565)
Total Members' Equity/(Deficit)	88,435

TOTAL LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)	$88,435

See the accompanying Notes which are integral to the financial statements

F-2

MYTHIC COLLECTION, LLC

Statement of Operations

January 30, 2019 (inception) through December 31, 2019

See Independent Auditor’s Report

2019
Revenues	$0

Operating Expenses:
General and administrative	2,550
Management charges	-
Total Operating Expenses	2,550

Loss from operations	(2,550)

Other Income/(Expense)
Bank service charges	(15)
Total Other Expenses	(15)

Provision for income taxes	-

Net loss	$(2,565)

See the accompanying Notes which are integral to the financial statements

F-3

MYTHIC COLLECTION, LLC

Statement of Members’ Equity / (Deficit)

January 30, 2019 (inception) through December 31, 2019

See Independent Auditor’s Report

	Subscription in Series	Membership Interest	Accumulated Deficit	Total
Balance at January 30, 2019 (inception)	$0		$0	$0
Subscriptions received in collectible assets	90,000			90,000
Initial Membership Interest		1,000		1,000
Net income (loss)			(2,565)	(2,565)
Balance at December 31, 2019	$90,000	$1,000	$(2,565)	$88,435

See the accompanying Notes which are integral to the financial statements

F-4

MYTHIC COLLECTION, LLC

Statement of Cash Flows

January 30, 2019 (inception) through December 31, 2019

See Independent Auditor’s Report

2019
Cash flows from operating activities
Net income (loss)	$(2,565)
Adjustments to reconcile net income (loss) to net cash
Net cash provided by (used in) operating activities	(2,565)

Cash flows in investing activities
Purchase of collectible asset	(79,000)
Net cash provided by (used in) investing activities	(79,000)

Cash flows from financing activities
Issuance of series subscription	90,000
Issuance of Membership Interest	1,000
Net cash provided by (used in) financing activities	91,000

Net change in cash	9,435
Cash at beginning of period	-

Cash at end of period	$9,435

See the accompanying Notes which are integral to the financial statements

F-5

MYTHIC COLLECTION, LLC

Notes to Financial Statements

January 30, 2019 (inception) through December 31, 2019

See Independent Auditor’s Report

NOTE 1 - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mythic Collection, LLC (the “Company”) is a Delaware series limited liability company formed on January 30, 2019. Mythic Markets, Inc. is the sole owner of interests of the Company (other than interests issued in a particular series to other investors). The Company was formed to engage in the business of acquiring and managing a collection of popular art collectibles. It is expected that the Company will create a number of separate series of interests (the “Series” or “Series of Interests”), including the Series #MTG-ABL90, which was created on February 1, 2019, and that each collectible will be owned by a separate Series, and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Company’s managing member is Mythic Markets, Inc. (the “Manager”). The Manager is a Delaware corporation formed on July 23, 2018. The Manager is a technology and marketing company that operates the Mythic Markets Platform ("Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and manager of the assets of each Series (the “Asset Manager”).

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series a single collectible asset, (plus any cash reserves for future operating expenses), which in the case of Series #MTG-ABL90 is an Alpha Black Lotus card. All voting rights, except as specified in the operating agreement or required by law remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”). The Company and each Series shall have perpetual existence unless terminated pursuant to the Operating Agreement or law.

Operating Agreement

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series. The maximum number Interests in each Series, as of the date hereof, will be 2,000.

After the closing of an offering, each Series is responsible for its own Operating Expenses. Prior to the closing, Operating Expenses are borne by the Manager and not reimbursed by the economic members. Should post-closing Operating Expenses exceed revenues or cash reserves then the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable Series and be entitled to reimbursement of such amount from future revenues generated by the applicable Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the Manager or its affiliates.

The Manager expects to receive a five percent (2.5%) fee at the closing of each successful offering for its services of sourcing the collectible (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as defined in Note E) to both the holders of economic interests in the form of a dividend and the Manager in the form of a management fee. In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the economics members will receive no less than 50% of Free Cash Flow and the Asset Manager will receive up to 50% of Free Cash Flow in the form of a management fee. The management fee is accounted for as an expense to the Series rather than a distribution from Free Cash Flow. The Manager is responsible for covering its own expenses.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company or any of the Series have not generated profits since inception. The Company or any of the Series may lack liquidity to satisfy obligations as they come due. Future liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests.

Through December 31, 2019, none of the Series have recorded any revenues. The Company anticipates that it will commence commercializing the collection in fiscal year 2020, but does not expect to generate any revenues for any of the Series in the first year of operations. Each Series will continue to incur Operating Expenses including, but not limited to, storage, insurance, transportation and maintenance expenses, on an ongoing basis.

F-6

From inception through December 31, 2019, Mythic Markets, Inc. or an affiliate has borne all of the costs of the Company. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series at the sole discretion of the Manager.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America ("GAAP").

Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Cash and cash equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents. The Company and its Series had $9,435 in cash on hand as of December 31, 2019.

Property and Equipment:

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation, if applicable, are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2019, the Company has $79,000, at cost, in collectible assets.

F-7

Income taxes:

The Company intends that the master series and separate Series will elect and qualify to be taxed as a C-corporation under the Internal Revenue Code. The separate Series will comply with the accounting and disclosure requirement of ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

F-8

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager, will admit additional members to each of its series through the offerings for each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Company and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides that the Manager with the ability to appoint officers. From time to time, officers, employees or agents of the Manager may participate in offerings of Series, on terms identical to those provided to third party purchasers of such Series.

NOTE 4 - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

The Company distinguishes expenses and costs between those related to the purchase of a particular collectible asset and Operating Expenses related to the management of such collectible assets.

Fees and expenses related to the purchase of an underlying collectible asset include the offering expenses, Acquisition Expenses, Brokerage Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the close of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation and maintenance, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series and/or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series.

Allocation of revenues, expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying collectible assets or the number of collectibles, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

Revenue from the anticipated commercialization of the collectibles will be allocated amongst the Series whose underlying collectibles are part of the commercialization events, based on the value of the underlying collectible assets. No revenues have been generated to date. Offering expenses, other than those related to the overall business of the Manager are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering.

F-9

Acquisition expenses are funded by the Manager and reimbursed from the Series proceeds upon the closing of an offering.

The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering.

Operating Expenses, including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred.

NOTE 5 – ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase assets, the Manager expects to cover the expenses and costs of the Company and its series. The Manager reserves the right to invoice the Company or a Series from time to time for expenses it incurs in connection with the business and operations of the Company and its Series. Until such time, no amount is due and payable to Manager.

Offering expenses:

Offering expenses relate to the offering for a specific Series and consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expenses to be incurred, will be charged to the Manager.

Operating expenses:

Operating Expenses are costs and expenses attributable to activities of a particular Series and include storage, insurance, transportation (other than the initial transportation from the card location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined below), annual audit and legal expenses and other specific expenses as detailed in the Manager’s allocation policy. We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests are funded by the Manager and are not reimbursed by the Company, Series or economic members. These are accounted for as capital contributions by the Manager for expenses related to the business of the Company or a Series.

Upon closing of an offering, a Series becomes responsible for these expenses and finances them either through revenues generated by a Series or available cash reserves at the Series. Should revenues or cash reserves not be sufficient to cover Operating Expenses the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series at a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

F-10

NOTE 6 – MEMBERS’ EQUITY/(DEFICIT)

The Company has received membership subscriptions for the one LLC series as of December 31, 2019:

Series Name	Units Offered	Units Tendered	Subscription Amount
MTG-ABL90	2,000	2,000	$90,000

NOTE 7 - DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

1.	Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations, plus accrued interest thereon.

2.	Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

3.	Thereafter, 50% (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

4.	The Manager may receive 50% in the form of a management fee, which is accounted for as an expense to the profit and loss statement of a particular Series and revenue to the Manager.

5.	If less than the cost of the Underlying Asset(s)of capital is raised, the Manager may defer collection of Manager’s Fees shown in the Total Dollar Amount column and reimbursement for its expenses without forfeiting any right to collect. The Manager may also elect to defer the collection of Fees due the Manager. In either event the Series will pay the Manager ten percent (10%) annual interest on the deferral of the reimbursements or Fees.

“Free Cash Flow” is defined as the net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series; provided that Free Cash Flow does not include proceeds from a sale of an Underlying Asset.

As of December 31, 2019, no distributions or management fees were paid by the Company or in respect of any Series.

NOTE 8 – COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Litigation

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-term Lease Agreements

The Company does not have any material long-term commitments.

F-11

EXHIBIT INDEX

Exhibit 2.1 - Certificate of Formation*
Exhibit 2.2 - 2nd Amended and Restated Operating Agreement
Exhibit 2.3 - Series Operating Agreement for MTG- ABL90
Exhibit 2.4 - Series Operating Agreement for MTG-94BOX
Exhibit 2.5 - Series Operating Agreement for ART – GGMTG
Exhibit 2.6 - Series Operating Agreement for COM-AF157
Exhibit 2.7 - Series Operating Agreement for ART-BHERO
Exhibit 2.8 - Series Operating Agreement for COM-FF160
Exhibit 4.1 - Form of Subscription Agreement for MTG-ABL90
Exhibit 4.2 - Form of Subscription Agreement for MTG - 94BOX
Exhibit 4.3 - Form of Subscription Agreement for ART – GGMTG
Exhibit 4.4 - Form of Subscription Agreement for COM-AF157
Exhibit 4.5 - Form of Subscription Agreement for ART-BHERO
Exhibit 4.6 - Form of Subscription Agreement for COM-FF160
Exhibit 6.1 - Software and Services License Agreement*
Exhibit 6.2 - Cancellation of Promissory Note*
Exhibit 6.3 - Purchase and Sale Agreement– MTG – ABL90
Exhibit 6.4 - Purchase and Sale Agreement - MTG - 94BOX
Exhibit 6.5 - Solicitation Agreement
Exhibit 6.6 - Purchase and Sale Agreement ART - GGMTG
Exhibit 6.7 - Purchase and Sale Agreement COM-AF157
Exhibit 6.8 - Transfer Agent Agreement
Exhibit 6.9 - Purchase and Sale Agreement - ART-BHERO
Exhibit 6.10 - Purchase and Sale Agreement - COM-FF160
Exhibit 8.1 - Escrow Agreement
Exhibit 11.1 - Consent
Exhibit 12.1 - Opinion of Trowbridge Sidoti LLP*
Exhibit 13.1 - Testing the Waters

__________

*Previously Filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 29, 2020.

MYTHIC COLLECTION, LLC

By:	Mythic Markets, Inc., its managing member

By:	/s/ Joseph Mahavuthivanij
Name:	Joseph Mahavuthivanij
Title:	CEO

By:	/s/ Theodore Stiefel
Name:	Theodore Stiefel
Title:	CFO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Mahavuthivanij	Chief Executive Officer of Mythic Markets, Inc.	June 29, 2020
Name: Joseph Mahavuthivanij	(Principal Executive Officer)

/s/ Theodore Stiefel	Chief Financial Officer of Mythic Markets, Inc.	June 29, 2020
Name: Theodore Stiefel	(Principal Financial Officer)

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